- --------------------------------------------------------------------------------
                      HARCOR ENERGY, INC.

                              AND

           TEXAS COMMERCE BANK NATIONAL ASSOCIATION,

                          as Trustee

                       -----------------


                           INDENTURE

                   Dated as of July 24, 1995

                       ----------------


                          $65,000,000

             14-7/8% Series A Senior Secured Notes
                       due July 15, 2002

             14-7/8% Series B Senior Secured Notes
                       due July 15, 2002

- --------------------------------------------------------------------------------

                              CROSS-REFERENCE TABLE

 TIA                                                   Indenture
Section                                                 Section
- -------                                                ---------
310(a)(1)..........................................      7.10
   (a)(2)..........................................      7.10
   (a)(3)..........................................      N.A.
   (a)(4)..........................................      N.A.
   (a)(5)..........................................      7.08; 7.10
   (b).............................................      7.08; 7.10;
                                                         13.02
   (c).............................................      N.A.
311(a).............................................      7.11
   (b).............................................      7.11
   (c).............................................      N.A.
312(a).............................................      2.05
   (b).............................................      13.03
   (c).............................................      13.03
313(a).............................................      7.06
   (b)(1)..........................................      N.A.
   (b)(2)..........................................      7.06
   (c).............................................      7.06; 13.02
   (d).............................................      7.06
314(a).............................................      4.08; 4.10;
                                                         13.02
   (b).............................................      10.02
   (c)(1)..........................................      7.02; 13.04
   (c)(2)..........................................      7.02; 13.04
   (c)(3)..........................................      N.A.
   (d).............................................      10.03
   (e).............................................      13.05
   (f).............................................      N.A.
315(a).............................................      7.01(b)
   (b).............................................      7.05; 13.02
   (c).............................................      7.01(a)
   (d).............................................      6.05; 7.01(c)
   (e).............................................      6.11
316(a)(last sentence)..............................      2.09
   (a)(1)(A).......................................      6.05
   (a)(1)(B).......................................      6.04
   (a)(2)..........................................      N.A.
   (b).............................................      6.07
317(a)(1)..........................................      6.08
   (a)(2)..........................................      6.09
   (b).............................................      2.04
318(a).............................................      13.01
   (c).............................................      13.01

- ----------------------

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----
                                   ARTICLE ONE

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01      Definitions......................................       1
Section 1.02      Incorporation by Reference of TIA................      30
Section 1.03      Rules of Construction............................      31


                                   ARTICLE TWO

                                 THE SECURITIES

Section 2.01      Form and Dating..................................      31
Section 2.02      Execution and Authentication.....................      32
Section 2.03      Registrar and Paying Agent.......................      33
Section 2.04      Paying Agent To Hold Assets in
                     Trust.........................................      34
Section 2.05      Securityholder Lists.............................      34
Section 2.06      Transfer and Exchange............................      34
Section 2.07      Replacement Securities...........................      35
Section 2.08      Outstanding Securities...........................      36
Section 2.09      Treasury Securities..............................      36
Section 2.10      Temporary Securities.............................      37
Section 2.11      Cancellation.....................................      37
Section 2.12      Defaulted Interest...............................      37
Section 2.13      CUSIP Number.....................................      38
Section 2.14      Deposit of Moneys................................      38
Section 2.15      Book-Entry Provisions for Global
                     Securities....................................      38
Section 2.16      Registration of Transfers and
                     Exchanges.....................................      39
Section 2.17      Designation......................................      44


                                  ARTICLE THREE

                                   REDEMPTION

Section 3.01      Notices to Trustee...............................      45
Section 3.02      Selection of Securities To Be
                     Redeemed......................................      45
Section 3.03      Notice of Redemption.............................      45


                                                                       Page
                                                                       ----
Section 3.04      Effect of Notice of Redemption...................      46
Section 3.05      Deposit of Redemption Price......................      47
Section 3.06      Securities Redeemed in Part......................      47
Section 3.07      Procedures for Purchase Offers...................      47


                                  ARTICLE FOUR

                                    COVENANTS

Section 4.01      Payment of Securities............................      49
Section 4.02      Maintenance of Office or Agency..................      50
Section 4.03      Limitation on Restricted Payments................      50
Section 4.04      Limitation on Indebtedness.......................      52
Section 4.05      Corporate Existence..............................      53
Section 4.06      Payment of Taxes and Other Claims................      53
Section 4.07      Maintenance of Properties and
                     Insurance.....................................      54
Section 4.08      Compliance Certificate; Notice of
                     Default; Tax Information......................      55
Section 4.09      Compliance with Laws.............................      56
Section 4.10      SEC Reports......................................      56
Section 4.11      Waiver of Stay, Extension or Usury
                     Laws..........................................      57
Section 4.12      Limitation on Transactions with
                     Affiliates....................................      57
Section 4.13      Limitation on Conduct of Business................      58
Section 4.14      Limitation on Dividend and Other
                     Payment Restrictions Affecting
                     Subsidiaries..................................      58
Section 4.15      Limitation on Liens..............................      59
Section 4.16      Change of Control................................      60
Section 4.17      Limitation on Sale of Assets.....................      62
Section 4.18      Limitation on Preferred Stock of
                     Subsidiaries..................................      64
Section 4.19      Impairment of Security Interest..................      64
Section 4.20      Excess Cash Flow Offer...........................      65
Section 4.21      Equity Proceeds Offer............................      65


                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

Section 5.01      Mergers, Consolidations and Sale
                     of Assets.....................................      66
Section 5.02      Successor Corporation Substituted................      68

                                                                       Page
                                                                       ----
                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

Section 6.01      Events of Default................................      69
Section 6.02      Acceleration.....................................      71
Section 6.03      Other Remedies...................................      72
Section 6.04      Waiver of Past Defaults..........................      72
Section 6.05      Control by Majority..............................      73
Section 6.06      Limitation on Suits..............................      73
Section 6.07      Rights of Holders To Receive
                     Payment.......................................      74
Section 6.08      Collection Suit by Trustee.......................      74
Section 6.09      Trustee May File Proofs of Claim.................      74
Section 6.10      Priorities.......................................      75
Section 6.11      Undertaking for Costs............................      75


                                  ARTICLE SEVEN

                                     TRUSTEE

Section 7.01      Duties of Trustee................................      76
Section 7.02      Rights of Trustee................................      78
Section 7.03      Individual Rights of Trustee.....................      79
Section 7.04      Trustee's Disclaimer.............................      79
Section 7.05      Notice of Default................................      80
Section 7.06      Reports by Trustee to Holders....................      80
Section 7.07      Compensation and Indemnity.......................      81
Section 7.08      Replacement of Trustee...........................      82
Section 7.09      Successor Trustee by Merger, Etc.................      83
Section 7.10      Eligibility; Disqualification....................      83
Section 7.11      Preferential Collection of Claims
                     Against Company...............................      84
Section 7.12      Appointment of Co-Trustee........................      84


                                  ARTICLE EIGHT

                  SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.01      Legal Defeasance and Covenant
                     Defeasance....................................      85
Section 8.02      Satisfaction and Discharge.......................      89
Section 8.03      Survival of Certain Obligations..................      89
Section 8.04      Acknowledgment of Discharge by
                     Trustee.......................................      89
Section 8.05      Application of Trust Assets......................      90

                                                                       Page
                                                                       ----

Section 8.06      Repayment to the Company or
                    Subsidiary Guarantors; Unclaimed
                    Money..........................................      90
Section 8.07      Reinstatement....................................      91


                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01      Without Consent of Holders.......................      91
Section 9.02      With Consent of Holders..........................      92
Section 9.03      Compliance with TIA..............................      93
Section 9.04      Revocation and Effect of Consents................      94
Section 9.05      Notation on or Exchange of
                     Securities....................................      95
Section 9.06      Trustee To Sign Amendments, Etc..................      95


                                   ARTICLE TEN

                             COLLATERAL AND SECURITY

Section 10.01     Collateral and Security Documents;
                     Additional Collateral.........................      95
Section 10.02     Recording and Opinions...........................      96
Section 10.03     Release of Collateral............................      97
Section 10.04     Possession and Use of Collateral.................      98
Section 10.05     Specified Releases of Collateral.................      98
Section 10.06     Disposition of Collateral Without
                     Release.......................................     101
Section 10.07     Form and Sufficiency of Release..................     101
Section 10.08     Purchaser Protected..............................     102
Section 10.09     Authorization of Actions To Be
                     Taken by the Trustee Under the
                     Security Documents............................     102
Section 10.10     Authorization of Receipt of Funds
                     by the Trustee Under the
                     Security Documents............................     103


                                 ARTICLE ELEVEN

                           APPLICATION OF TRUST MONEYS

Section 11.01     "Trust Moneys" Defined...........................     103
Section 11.02     Withdrawal of Net Cash Proceeds
                     Following an Asset Sale Offer.................     104


                                                                       Page
                                                                       ----

Section 11.03     Withdrawal of Trust Moneys for Oil
                     and Gas Related Assets........................     105
Section 11.04     Withdrawal of Trust Moneys on
                     Basis of Retirement of
                     Securities....................................     106
Section 11.05     Investment of Trust Moneys.......................     106


                                 ARTICLE TWELVE

                                    GUARANTEE

Section 12.01     Unconditional Guarantee..........................     107
Section 12.02     Severability.....................................     108
Section 12.03     Limitation of Subsidiary
                     Guarantor's Liability.........................     108
Section 12.04     Subsidiary Guarantors May
                     Consolidate, etc., on Certain
                     Terms.........................................     109
Section 12.05     Contribution.....................................     110
Section 12.06     Waiver of Subrogation............................     111
Section 12.07     Execution of Guarantee...........................     112
Section 12.08     Waiver of Stay, Extension or Usury
                     Laws..........................................     112


                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

Section 13.01     TIA Controls.....................................     113
Section 13.02     Notices..........................................     113
Section 13.03     Communications by Holders with
                     Other Holders.................................     114
Section 13.04     Certificate and Opinion as to
                     Conditions Precedent..........................     115
Section 13.05     Statements Required in Certificate
                     or Opinion....................................     115
Section 13.06     Rules by Trustee, Paying Agent,
                     Registrar.....................................     116
Section 13.07     Legal Holidays...................................     116
Section 13.08     Governing Law....................................     116
Section 13.09     No Adverse Interpretation of Other
                     Agreements....................................     116
Section 13.10     No Recourse Against Others.......................     116
Section 13.11     Successors.......................................     116
Section 13.12     Duplicate Originals..............................     117
Section 13.13     Severability.....................................     117

                                                                       Page
                                                                       ----

Signatures.........................................................     118

Exhibit A-1 - Form of Series A Security
Exhibit A-2 - Form of Series B Security
Exhibit B   - Form of Legend for Global
                 Securities
Exhibit C   - Transferee Certificate for Non-QIB
                 Accredited Investors
Exhibit D   - Transferee Certificate for
                 Transfers Pursuant to Regulation S
Exhibit E   - Form of Intercreditor Agreement

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

            INDENTURE dated as of July 24, 1995, among HARCOR ENERGY, INC., a Delaware corporation (the "Company"), WARRIOR, INC., a Texas corporation, HTAC INVESTMENTS, INC., a California corporation, and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as Trustee (the "Trustee").

            Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 14-7/8% Senior Secured Notes due 2002:

                                   ARTICLE ONE

                DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

            "Acquired Indebtedness" of any Person means Indebtedness of another Person and any of its Subsidiaries existing at the time such other Person becomes a Subsidiary of such Person or at the time it merges or consolidates with such Person or any of such Person's Subsidiaries or is assumed by such Person or any Subsidiary of such Person in connection with the acquisition of assets from such other Person and in each case not Incurred by such Person or any Subsidiary of such Person or such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Subsidiary of such Person or such acquisition, merger or consolidation, and which Indebtedness is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person becomes a Subsidiary of the Company or the time of such acquisition, merger or consolidation.

            "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination (a) the sum of (i) discounted future net revenues from proved oil and gas reserves of the Company and its subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year, as increased by, as of the date of determination, the estimated discounted future net revenues from (A) estimated proved oil and gas reserves acquired since the date of such year-end reserve report, and (B) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development or exploitation activities, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (C) estimated proved oil and gas reserves produced or disposed of since the date of such year-end reserve report and (D) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company's petroleum engineers, unless in the event that there is a Material Change as a result of such acquisitions, dispositions or revisions, then the discounted future net revenues utilized for purposes of this clause (a)(i) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers, (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements,
(iii) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (iv) the greater of (I) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements or (II) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Subsidiaries, as of the date no earlier than the date of the Company's latest audited financial statements, minus (b) the sum of (i) minority interests, (ii) any gas balancing liabilities of the Company and its Subsidiaries reflected in the Company's latest audited financial statements,
(iii) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices used in the Company's year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto and (iv) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to DollarDenominated Production Payments which, based on the estimates of (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

            "Adjusted Net Assets" shall have the meaning provided in Section 12.06.

            "Affiliate" means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

            "Affiliate Transaction" shall have the meaning provided in Section 4.12.

            "Agent" means any Registrar, Paying Agent or co-Registrar.

            "Asset Acquisition" means (i) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or shall be merged with or into the Company or any Subsidiary of the Company or (ii) the acquisition by the Company or any Subsidiary of the Company of assets of any Person comprising a division or line of business of such Person.

            "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by the Company or by any of its Subsidiaries to any Person other than to the Company or to a direct or indirect wholly owned Subsidiary of the Company of (i) any Capital Stock of any Subsidiary of the Company or (ii) any other property or assets of the Company or of any Subsidiary of the Company, other than with respect to this clause (ii) any disposition of hydrocarbons or other mineral products for value in the ordinary course of business.

            "Asset Sale Available Proceeds Amount" has the meaning set forth in
Section 4.17.

            "Asset Sale Offer" has the meaning set forth in Section 4.17.

            "Asset Sale Purchase Date" means the date of purchase pursuant to the Asset Sale Offer.

            "Available Proceeds Amount" means the Asset Sale Available Proceeds Amount with respect to an Asset Sale Offer; the Excess Cash Flow Available Proceeds Amount with respect to an Excess Cash Flow Offer or the Equity Offer Available Proceeds Amount with respect to an Equity Proceeds Offer.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

            "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

            "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York or Houston, Texas are required or authorized by law or other governmental action to be closed.

            "Capital Expenditures" means, with respect to any Person, for any period, on a consolidated basis for such Person and its Subsidiaries, the aggregate of all expenditures during such period which, as determined in accordance with generally accepted accounting principles, are required to be included in property, plant or equipment or a similar fixed asset account.

            "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

            "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP. The stated maturity of such obligations shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) for purposes of Article Eleven only (in addition to items (i) through (v) above), investments in money market funds which funds (A) are not subject to any sales, load or other similar charge; and (B) are rated at least AAAm or AAAm-G by S&P or Aaa by Moody's.

            "Change of Control" means the occurrence of one or more of the following events (whether or not approved by the Board of Directors of the Company): (i) the Company consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Company (in each case, whether or not in compliance with the terms of this Indenture), in any such event pursuant to a transaction in which immediately after the consummation thereof Persons owning the Voting Stock of the Company immediately prior to such consummation shall cease to own a majority of the Voting Stock of the Company or the surviving entity if other than the Company; or (ii) the Company or any of its Subsidiaries, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the property or assets of the Company and its Subsidiaries (determined on a consolidated basis) to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group of Persons"); or (iii) the adoption of any plan of liquidation or dissolution of the Company; or (iv) any Group or Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of 40% of the Voting Stock of the Company; or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

            "Change of Control Date" shall have the meaning provided in Section 4.16.

            "Change of Control Offer" shall have the meaning provided in
Section 4.16.

            "Change of Control Payment Date" shall have the meaning provided in
Section 4.16.

            "Collateral" means, collectively, all of the property and assets (including, without limitation, Trust Moneys) that are from time to time subject to, or purported to be subject to, the Lien of this Indenture or any of the Security Documents.

            "Collateral Account" means the collateral account established by the Trustee pursuant to Section 11.01.

            "Collateral Proceeds" has the meaning set forth in Section 4.17.

                                      -7-
            "Commodity Agreement" of any Person means any option or futures contract or similar agreement or arrangement.

            "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

            "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

            "Company Order" means a written order or request signed in the name of the Company or any applicable Subsidiary Guarantor by its President or Vice President, and by its Treasurer, Assistant Treasurer, Secretary or any other officer so authorized and delivered to the Trustee.

            "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income plus (ii) to the extent that any of the following shall have been taken into account in determining Consolidated Net Income, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business), Consolidated Interest Expense, amortization expense and depreciation expense, and (B) other non-cash items (other than non-cash interest) reducing Consolidated Net Income, other than any non-cash item which requires the accrual of or a reserve for cash charges for any future period and other than any non-cash charge constituting an extraordinary item of loss, less other non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

            "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter

Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the Incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the Incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of any such Asset Acquisition) Incurring, assuming or otherwise being liable for Acquired Indebtedness at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the Incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period; provided, that the Consolidated EBITDA of any Person acquired shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income." If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly Incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually Incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

            "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (including amortization or write-off of deferred financing costs of such Person and its consolidated Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its consolidated Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness) and (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Common Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person, expressed as a decimal.

            "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense (without deduction of interest income) of such Person and its Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including (a) all amortization of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period; (c) net cash costs under all Interest Swap Obligations (including amortization of fees); (d) all capitalized interest; and (e) the interest portion of any deferred payment obligations for such period.

            "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person, (d) the net income (but not loss) of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a wholly owned Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

            "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

            "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries for such period, on a consolidated basis, as determined in accordance with generally accepted accounting principles.

            "Continuing Director" means, as of the date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such election or nomination.

            "Corporate Trust Office" means Texas Commerce Bank National Association, 600 Travis, 8th Floor, Houston, Texas 77002.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

            "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

            "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities.

            "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

            "Equity Offer Available Proceeds Amount" shall have the meaning provided in Section 4.21.

            "Equity Offer Purchase Date" shall have the meaning provided in
Section 4.21.

            "Equity Offering" means the first offering of Qualified Capital Stock of the Company for cash having proceeds in excess of $5 million following the Issue Date.

            "Equity Proceeds Offer" shall have the meaning provided in
Section 4.21.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Events of Default" shall have the meaning set forth in
Section 6.01.

            "Excess Cash Flow" means, with respect to any Person for any period, the amount by which (A)(1) the sum of (i) Consolidated Net Income and (ii) other Consolidated Non-cash Charges reducing Consolidated Net Income, minus (2) consolidated non-cash items increasing Consolidated Net Income, exceeds (B) the sum of (1) Capital Expenditures (except that in the case of Capital Expenditures Incurred pursuant to an acquisition, only those Capital Expenditures which are not funded by the Incurrence of any Indebtedness) and (2) payments required to be made (only to the extent that such payments are actually made) by the Company and its Subsidiaries pursuant to the scheduled maturities of any Indebtedness of the Company and its Subsidiaries (other than the repayment of any Indebtedness of the Company with proceeds of Indebtedness incurred pursuant to the New Credit Facility (or any refinancing thereof)).

            "Excess Cash Flow Available Proceeds Amount" shall have the meaning provided in Section 4.20.

            "Excess Cash Flow Offer" shall have the meaning provided in Section 4.20.

            "Excess Cash Flow Purchase Date" shall have the meaning provided in
Section 4.20.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

            "fair market value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee; provided, however, that if the aggregate non-cash consideration to be received by the Company or any of its Subsidiaries from any Asset Sale could be reasonably likely to exceed $5,000,000 the fair market value shall be determined by an Independent Financial Advisor.

            "Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged.

            "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio" above.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

            "Global Security" means a Security evidencing all or a part of the Securities issued to the Depository in accordance with Section 2.01 and bearing the legend prescribed in Exhibit B.

            "Guarantee" shall have the meaning set forth in Section 12.01.

            "Guarantor" means (i) each of Warrior, Inc. and HTAC Investments, Inc. and (ii) each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

            "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Registrar's books.

            "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that (A) any Indebtedness assumed in connection with an acquisition of assets and any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) of the Company or at the time such Person is merged or consolidated with the Company or any subsidiary of the Company shall be deemed to be Incurred at the time of the acquisition of such assets or by such Subsidiary at the time it becomes, or is merged or consolidated with, a Subsidiary of the Company or by the Company at the time of such merger or consolidation, as the case may be, and (B) any amendment, modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall be deemed to be an Incurrence of Indebtedness unless such amendment, modification or waiver does not (i) increase the principal or premium thereof or interest rate thereon (including by way of original issue discount) or (ii) change to an earlier date the stated maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness shall be redeemed.

            "Indebtedness" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person,
(iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) all Indebtedness of others (including all dividends of other Persons for the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds, (vii) net liabilities of such Person under Interest Swap Obligations and Commodity Agreements, (viii) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided that if the Obligations so secured have not been assumed by such Person or are otherwise not such Person's legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien, and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends if any. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

            "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "Independent" when used with respect to any specified Person means such a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or any of its Subsidiaries, or in any Affiliate of the Company or any of its Subsidiaries and (c) is not an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions for the Company or any of its Subsidiaries. Whenever it is provided in this Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

            "Initial Purchasers" means BT Securities Corporation and Internationale Nederlanden (U.S.) Securities Corporation.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Intercreditor Agreement" means the intercreditor agreement dated as of the Issue Date by and between

Internationale Nederlanden (U.S.) Capital Corporation, as agent under the New Credit Facility, and the Trustee, and acknowledged by the Company and Warrior, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof and hereof. A copy of the Intercreditor Agreement is attached hereto as Exhibit E.

            "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

            "Interest Swap Obligations" means the obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

            "Investment" by any Person means any direct or indirect (i) loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property (valued at the fair market value thereof as of the date of transfer) to others or payments for property or services for the account or use of others, or otherwise); (ii) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person; (iii) guarantee or assumption of any Indebtedness or any other obligation of any other Person (except for an assumption of Indebtedness for which the assuming Person receives consideration at the time of such assumption in the form of property or assets with a fair market value at least equal to the principal amount of the Indebtedness assumed); and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP. The amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Subsidiary not sold or disposed of.

            "Issue Date" means the date of original issuance of the Securities.

            "Legal Holiday" shall have the meaning provided in
Section 13.07.

            "Lien" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction other than to reflect ownership by a third party of property leased to the referent Person or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

            "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices) of more than 10% during a fiscal quarter in the estimated discounted future net cash flows from proved oil and gas reserves of the Company and its Subsidiaries, calculated in accordance with clause (a)(i) of the definition of Adjusted Cosolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (i) any acquisitions during the quarter of oil and gas reserves that have been estimated by a nationally recognized firm of independent petroleum engineers and on which a report or reports exist and (ii) any disposition of properties existing at the beginning of such quarter that have been disposed of as provided in Section 4.17.

            "Maturity Date" means July 15, 2002.

            "Mortgage" means a mortgage (or deed of trust) executed on July 20, 1995 granted by the Company or any applicable Subsidiary Guarantor for the benefit of the Trustee and the Holders, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof and hereof.

            "Net Award" shall have the meaning provided therefor in the Mortgages.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents) received by the Company or any of its Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, brokerage, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable ((1) including, without limitation, income taxes reasonably estimated to be actually payable as a result of any disposition of property within two years of the date of disposition and (2) after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements),
(c) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and (d) in the case of an Asset Sale involving Collateral, the amount of Indebtedness outstanding under the New Credit Facility actually repaid from the proceeds of such Asset Sale.

            "Net Equity Proceeds" means (a) in the case of any sale by the Company of Qualified Capital Stock of the Company, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like (including, without limitation, brokerage, legal, accounting and investment banking fees and commissions) incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding Indebtedness of the Company or any Subsidiary issued after the Issue Date for or into shares of Qualified Capital Stock of the Company, the amount of such Indebtedness (or, if such Indebtedness was issued at an amount less than the stated principal amount thereof, the accrued amount thereof as determined in accordance with GAAP) as reflected in the consolidated financial statements of the Company prepared in accordance with GAAP as of the most recent date next preceding the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder of such Indebtedness to the Company or to any wholly owned Subsidiary of the Company upon such exchange, exercise, conversion or surrender and less any and all payments made to the holders of such Indebtedness, and all other expenses incurred by the Company in connection therewith), in each case (a) and
(b) to the extent consummated after the Issue Date.

            "Net Working Capital" means (i) all current assets of the Company and its Subsidiaries, minus (ii) all current liabilities of the Company and its Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in financial statements of the Company prepared in accordance with GAAP.

            "New Credit Facility" means the Amended and Restated Credit Agreement dated as of July 19, 1995, among the Company, the financial institutions party thereto in their capacities as lenders thereunder and Internationale Nederlanden (U.S.) Capital Corporation, as agent, as the same may be amended from time to time, and any agreement evidencing the refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale thereof.

            "Non-Collateral Proceeds" has the meaning set forth in Section 4.17.

            "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary or Assistant Secretary of such Person.

            "Officers' Certificate" means a certificate signed by two Officers of the Company.

            "Oil and Gas Business" means (i) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon properties located in North America, and (ii) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties.

            "Oil and Gas Related Assets Investment" means any Investment or capital expenditure (but not including additions to working capital or repayments of any revolving credit or working capital borrowings) by the Company or any Subsidiary of the Company which is related to the business of the Company and its Subsidiaries as it is conducted on the date of the Asset Sale giving rise to the Net Cash Proceeds to be reinvested.

            "Opinion of Counsel" means a written opinion from legal counsel which and who are acceptable to the Trustee.

            "Paying Agent" shall have the meaning set forth in Section 2.03.

            "payment default" has the meaning set forth in Section 6.01.

            "Payment Restriction" has the meaning set forth in Section 4.14.

            "Permitted Indebtedness" means, without duplication, each of the following:

            (i) Indebtedness under the Securities, this Indenture and the Guarantees;

            (ii) Commodity Agreements of the Company; provided, however, that such Commodity Agreements are entered into to protect the Company and its Subsidiaries from fluctuations in the prices of commodities;

            (iii) Interest Swap Obligations of the Company; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness Incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

            (iv) additional Indebtedness Incurred by the Company not to exceed $15,000,000 outstanding at any time;

            (v) Indebtedness of a direct or indirect Subsidiary of the Company to the Company or to a direct or indirect wholly owned Subsidiary of the Company for so long as such Indebtedness is held by the Company or a direct or indirect wholly owned Subsidiary of the Company in each case subject to no Lien held by a Person other than the Company or a direct or indirect wholly owned Subsidiary of the

      Company; provided that if as of any date any Person other than the Company or a direct or indirect wholly owned Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

            (vi) Indebtedness of the Company to a direct or indirect wholly owned Subsidiary of the Company for so long as such Indebtedness is held by a direct or indirect wholly owned Subsidiary of the Company in each case subject to no Lien; provided, that (a) any Indebtedness of the Company to any direct or indirect Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Securities, and (b) if as of any date any Person other than a direct or indirect wholly owned Subsidiary of the Company owns or holds any such Indebtedness or any person holds a Lien in respect of such Indebtedness, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

            (vii) guarantees by Subsidiaries of the Company of Indebtedness of the Company (other than Permitted Indebtedness) Incurred on or after the Issue Date; provided, that, such Indebtedness was Incurred in compliance with Section 4.04; and

            (viii) Refinancing Indebtedness.

            "Permitted Investments" means (a) Investments in cash and Cash Equivalents; (b) Investments by the Company or by any Subsidiary of the Company in any Person that is or will become immediately after such Investment a direct or indirect Subsidiary of the Company; (c) any Investments in the Company by any Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations in respect of the Securities and this Indenture; and
(d) Investments made by the Company or by its Subsidiaries as a result of an Asset Sale made in compliance with Section 4.17.

            "Permitted Liens" means, without duplication, each of the following:

            (i) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation (other than ERISA), or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public statutory obligations of such Person or deposits to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent;

           (ii) Liens imposed by law, such as landlords', carriers', warehousemen's and mechanics' Liens or bankers' Liens incurred in the ordinary course of business for sums which are not yet due or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate provision has been made;

          (iii) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if adequate reserve, as may be required by GAAP, shall have been made therefor;

           (iv) Liens in favor of issuers of surety bonds or appeal bonds issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

            (v) Liens to support trade letters of credit issued in the ordinary course of business;

           (vi) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions on the use of real property;

          (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

         (viii)  Liens in favor of the Company;

           (ix) Liens with respect to Acquired Indebtedness Incurred in accordance with Section 4.04; provided that

      (A) such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of, the Incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company, (B) such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and (C) the amount of Indebtedness so secured by such Liens, together with all other Indebtedness of the Company and its Subsidiaries secured by Liens (other than the Securities), does not exceed, at the time of and after giving effect to the Incurrence of such Acquired Indebtedness, 40% of the Adjusted Consolidated Net Tangible Assets of the Company;

            (x) Liens granted by the Company to secure Indebtedness Incurred in accordance with this Indenture representing all or part of the purchase price of assets or property acquired after the Issue Date from a Person not an Affiliate of the Company; provided that (A) the aggregate amount of Indebtedness secured by such Lien shall not exceed the fair market value (or, if less, the cost) of the assets or property so acquired, (B) such Liens shall not encumber any other assets or property of the Company or of any Subsidiary of the Company and shall attach to such assets or property within 60 days of the acquisition of such assets or property, and (C) the amount of Indebtedness so secured by such Liens, together with all other Indebtedness of the Company and its Subsidiaries secured by Liens (other than the Securities), does not exceed, at the time of and after giving effect to the Incurrence of such Indebtedness, 40% of the Adjusted Consolidated Net Tangible Assets of the Company;

           (xi) Liens on the property or assets of a Person that becomes a Subsidiary after the Issue Date to the extent that such Liens are existing at the time such Person became a Subsidiary of the Company and such liens were not granted as a result of, in connection with or in anticipation of such Person becoming a Subsidiary of the Company;

      provided that (A) the Indebtedness (if any) secured thereby is Acquisition Indebtedness Incurred in accordance with the Indenture and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets so acquired;

          (xii) Liens to secure Indebtedness Incurred in accordance with this Indenture under the New Credit Facility; provided, that the amount of Indebtedness so secured by such Liens, together with all other Indebtedness of the Company and its Subsidiaries secured by Liens (other than the Securities), does not exceed, at the time of and after giving effect to the Incurrence of such Indebtedness, 40% of the Adjusted Consolidated Net Tangible Assets of the Company;

         (xiii) Liens to secure Capitalized Lease Obligations; provided, that
      (A) such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation and (B) the amount of Indebtedness so secured by such Liens, together with all other Indebtedness of the Company and its Subsidiaries secured by Liens (other than the Securities), does not exceed, at the time of and after giving effect to the incurrence of such Capitalized Lease Obligation, 40% of the Adjusted Consolidated Net Tangible Assets of the Company;

          (xiv) Liens in respect of Refinancing Indebtedness incurred to Refinance any of the Indebtedness set forth in clauses (ix), (x) and
      (xiii) above; provided that such Liens in respect of such Refinancing Indebtedness (I) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (II) do not extend to or cover any properties or assets of the Company or of any of the Company's Subsidiaries, other than the property or assets that secured the Indebtedness being Refinanced;

           (xv) Liens on, or related to, properties or assets to secure all or a part of the costs incurred in the ordinary course of the Oil and Gas Business for the exploration, drilling, development or operation thereof;

          (xvi) Liens on pipeline or pipeline facilities which arise out of operation of law;

         (xvii) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, areas of mutual interest agreements and other agreements which are customary in the Oil and Gas Business; and

        (xviii) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases.

            "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

            "Physical Securities" has the meaning set forth in Section 2.01.

            "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "principal" of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

            "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth on Exhibit A-1.

            "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Company's Board of Directors in consultation with its independent certified public accountants.

            "Property" has the meaning assigned to such term in the Mortgages.

            "Purchase Agreement" means the purchase agreement dated as of July 17, 1995 by and among the Company and the Initial Purchasers of the Securities.

            "Purchase Date" means the Asset Sale Purchase Date with respect to an Asset Sale Offer, the Excess Cash Flow Purchase Date with respect to an Excess Cash Flow Offer, or the Equity Offer Purchase Date with respect to an Equity Proceeds Offer.

            "Purchase Offer" means an Asset Sale Offer, Excess Cash Flow Offer or Equity Proceeds Offer.

            "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

            "Record Date" means the Record Dates specified in the Securities.

            "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 5 in the form of Security annexed hereto as Exhibit A.

            "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture and Paragraph 5 in the form of Security annexed hereto as Exhibit A.

            "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means any Refinancing by the Company of Indebtedness Incurred in accordance with Section 4.04 hereof (other than pursuant to clause (iv), (v), (vi) or (viii) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, and (y) if such Indebtedness being Refinanced is subordinate or junior to the Securities, then such Refinancing Indebtedness shall be subordinate to the Securities at least to the same extent and in the same manner as the Indebtedness being Refinanced.

            "Registered Exchange Offer" means the offer to exchange the Series B Securities for all of the outstanding Series A Securities in accordance with the Registration Rights Agreement.

            "Registrar" shall have the meaning set forth in Section 2.03.

            "Registration Rights Agreement" means the Registration Rights Agreement by and among the Company and the Initial Purchaser, relating to the Securities and dated as of the Issue Date, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

            "Regulation S" means Regulation S under the Securities Act.

            "Released Interests" has the meaning provided in Section 10.05.

            "Released Trust Moneys" has the meaning set forth in Section 11.03.

            "Resale Restriction Termination Date" shall have the meaning provided in Section 2.16.

            "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Group (or any successor group) of the Trustee, including without limitation any Vice President, any Assistant Vice President, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, who shall, in any case, be responsible for the administration of this document or have familiarity with it, and also means, with respect to particular corporate trust matters, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "Restricted Payment" shall have the meaning provided in Section
4.03.

            "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

            "Rule 144A" means Rule 144A under the Securities Act.

            "SEC" means the Securities and Exchange Commission.

            "Securities" means the Series A Securities and Series B Securities as amended or supplemented from time to time in accordance with the terms hereof that are issued pursuant to this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Security Documents" means, collectively, the Mortgages and the Intercreditor Agreement and all security agreements, mortgages, deeds of trust, collateral assignments or other instruments evidencing or creating any security interests in favor of the Trustee in all or any portion of the Collateral, in each case as amended, supplemented or modified from time to time in accordance with the terms thereof and hereof.

            "Series A Securities" means the 14-7/8% Senior Secured Notes due July 15, 2002, being issued and sold pursuant to the Purchase Agreement and this Indenture.

            "Series B Securities" means the 14-7/8% Senior Secured Notes due July 15, 2002 (the terms of which are identical to the Series A Securities except that the Series B Securities shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the form of the Series A Securities), to be issued in exchange for the

Series A Securities pursuant to the Registered Exchange Offer and this
Indenture.

            "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

            "Trust Moneys" shall have the meaning set forth in Section 11.01.

            "Trust Officer" means any officer within the corporate trust administration department (or any successor group of the Trustee), including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "U.S. Government Obligations" shall have the meaning provided in
Section 8.01.

            "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "U.S. Physical Securities" shall have the meaning set forth in
Section 2.01.

            "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

            "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

            "wholly owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities which normally have the right to vote in the election of directors are owned by such Person or any wholly owned Subsidiary of such Person.

SECTION 1.02.  Incorporation by Reference of TIA.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture security holder" means a Holder or a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company, any Subsidiary Guarantor or any other obligor on the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.

            Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)   "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5) provisions apply to successive events and transactions; and

            (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.  Form and Dating.

            The Series A Securities and Series B Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2, respectively. The Securities may have notations, legends or endorsements (including notations relating to the Guarantee) required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement (including notations relating to the Guarantee) on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication.

            The terms and provisions contained in the Securities and the Guarantee shall constitute, and are hereby expressly made, a part of this Indenture.

            Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A-1 ("Global Securities"), deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth on Exhibit B. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

            Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of certificated Securities in registered form set forth in Exhibit A-1 (the "Offshore Physical Securities"). Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A may be issued, in the form of certificated Securities in registered form in substantially the form set forth in Exhibit A-1 (the "U.S. Physical Securities"). The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities."

SECTION 2.02.  Execution and Authentication.

            Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature. The Company's seal shall also be reproduced on the Securities.

            If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless. Each Subsidiary

Guarantor shall execute the Guarantee in the manner set forth in Section 12.07.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate (i) Series A Securities for original issue in the aggregate principal amount of $65,000,000 and (ii) Series B Securities from time to time for issue only in exchange for a like principal amount of Series A Securities, in each case upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated, the series and type of Securities and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $65,000,000, except as provided in Section 2.07. Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

            The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.  Registrar and Paying Agent.

            The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. Except as set forth in Section 2.14, neither the Company nor any Affiliate of the Company may act as Paying Agent.

SECTION 2.04.  Paying Agent To Hold Assets in Trust.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.  Securityholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.

            Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.06, 3.07, 4.16, or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

            Any Holder of the Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book entry.

SECTION 2.07.  Replacement Securities.

            If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

            Every replacement Security is an additional obligation of the Company.

SECTION 2.08.  Outstanding Securities.

            Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

            If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

            If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Securities.

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be disregarded.

            The Trustee may require an Officers' Certificate listing Securities owned by the Company, a Subsidiary of the Company or an Affiliate of the Company.

SECTION 2.10.  Temporary Securities.

            Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11.  Cancellation.

            The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company or any Subsidiary Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this
Section 2.11.

SECTION 2.12.  Defaulted Interest.

            If the Company defaults in a payment of interest on the Securities, it shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of 2% per annum in excess of the rate shown on the Security.

SECTION 2.13.  CUSIP Number.

            The Company in issuing the Securities will use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.14.  Deposit of Moneys.

            Prior to 10:00 a.m. New York City time on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. Alternatively, the Company may make payments on the Series A Securities by wire transfer, in same day funds, or check delivered to the Holders thereof at their registered addresses. To the extent the Company makes such payments directly to the Holders, the Company shall simultaneously notify the Trustee thereof in writing.

SECTION 2.15.  Book-Entry Provisions for Global Securities.

            (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

            Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

            (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

            (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

            (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) or (d) of Section 2.16 shall, except as otherwise provided by Section 2.16, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Exhibit A-1.

            (e) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.  Registration of Transfers and Exchanges.

            (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar with a request:

       (i)  to register the transfer of the Physical Securities; or

      (ii) to exchange such Physical Securities for an equal number of Physical Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the requirements under this Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for registration of transfer or exchange:

      (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

     (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (x) the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Security, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date"), such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

            (A) if such Physical Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit C hereto); or

            (B) if such Physical Security is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto); or

            (C) if such Physical Security is being transferred to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act, delivery of a Certificate of Transfer in the form of Exhibit D hereto and an opinion of counsel and/or other information satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (D) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto) and an opinion of counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

            (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

            (A) certification, substantially in the form of Exhibit C hereto, that such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

            (B) written instructions directing the Registrar to make, or to direct the Depositary to make, an endorsement on the Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar shall cancel such Physical Security and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the

Depositary and the Registrar, the number of Securities represented by the Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall issue and the Registrar shall authenticate a new Global Security in the appropriate amount.

            (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

            (d)   Transfer of a Beneficial Interest in a Global
Security for a Physical Security.

       (i) Any person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security. Upon receipt by the Registrar of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Security and upon receipt by the Registrar of a written order or such other form of instructions as is customary for the Depositary or the person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

            (A) if such beneficial interest is being transferred to the person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form of Exhibit C hereto); or

            (B) if such beneficial interest is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit C hereto); or

            (C) if such beneficial interest is being transferred to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act, delivery of a Certificate of Transfer in the form of Exhibit D hereto and an opinion of counsel and/or other information satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (D) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto) and an opinion of counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Registrar will authenticate and deliver to the transferee a Physical Security.

      (ii) Physical Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar in writing. The Registrar shall deliver such Physical Securities to the persons in whose names such Physical Securities are so registered.

            (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.16), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) the circumstances contemplated by paragraph (a)(ii)(II) of this Section 2.16 exist,
(ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

            (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.17.  Designation.

            The Indebtedness evidenced by the Securities is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority for the purposes of any future Indebtedness of the Company which the Company makes subordinate to any senior indebtedness or such other term denoting seniority.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.  Notices to Trustee.

            If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed. The Company shall give notice of redemption to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.  Selection of Securities To Be Redeemed.

            If less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

            The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  Notice of Redemption.

            At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed. At the Company's request made at least 45 days before the Redemption Date, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

            (1) the Redemption Date;

            (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

            (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

            (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

            (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

            (8) the subparagraph of the Securities pursuant to which the Securities are to be redeemed.

SECTION 3.04.  Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption
Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.05.  Deposit of Redemption Price.

            On or before 10:00 a.m. New York Time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

            If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.06.  Securities Redeemed in Part.

            Upon surrender of a Security that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07.  Procedures for Purchase Offers.

            Notice of a Purchase Offer pursuant to this Section 3.07 shall be mailed or caused to be mailed, by first class mail, by the Company not less than 30 nor more than 60 days before the Purchase Date to all Holders at their last registered addresses, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Purchase Offer and shall state the following terms:

      (1) the section of the Indenture pursuant to which the Purchase Offer is being made and that all Securities tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Securities tendered in a Purchase Offer plus accrued interest at the expiration of such offer exceeds the Available Proceeds Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or multiples thereof shall be purchased);

      (2) the purchase price (including the amount of accrued interest) and the Purchase Date and that the Purchase Offer will remain open for at least 20 Business Days and until the close of business on the Purchase Date;

      (3)   that any Security not tendered will continue to accrue interest;

      (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Purchase Offer shall cease to accrue interest after the Purchase Date;

      (5) that Holders electing to have a Security purchased pursuant to a Purchase Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Purchase Date;

      (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

      (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof.

            On or before 10:00 a.m. New York Time on the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Purchase Offer which are to be purchased in accordance with item
(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of any Purchase Offer, the Trustee shall act as the Paying Agent.

            Any amounts remaining after the purchase of Securities pursuant to a Purchase Offer shall be returned by the Trustee to the Company.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities pursuant to a Purchase Offer. To the extent the provisions of any such rule conflict with the provisions of this Indenture relating to a Purchase Offer, the Company shall comply with the provisions of such rule and be deemed not to have breached its obligations relating to such Purchase Offer by virtue thereof.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.  Payment of Securities.

            The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.

            The Company shall pay, to the extent such payments are lawful, interest on overdue principal and it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Securities plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.02.  Maintenance of Office or Agency.

            The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02. The Company hereby initially designates the office of Texas Commerce Trust Company of New York, as agent for Texas Commerce Bank National Association located at 80 Broad Street, 4th Floor, NY, NY 10004, as its office or agency in the Borough of Manhattan, The City of New York.

SECTION 4.03.  Limitation on Restricted Payments.

            The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company) on shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, or any warrants, rights or options to acquire shares of any class of such Capital Stock, other than through the exchange therefor solely of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company,
(c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Securities or
(d) make any Investment (other than Permitted Investments) in any Person (each of the foregoing prohibited actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted

Payment"), if at the time of such proposed Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default has occurred and is continuing or would result therefrom, or (ii) the Company is not able to Incur at least $1.00 of additional Indebtedness in accordance with paragraph (b) of Section 4.04 (as if such Restricted Payment had been made as of the last day of the Four Quarter Period), or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) exceeds or would exceed the sum of: (x) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company during the period (treating such period as a single accounting period) subsequent to the Issue Date and prior to the date of the making of such Restricted Payment; (y) 100% of the aggregate Net Equity Proceeds received by the Company from any Person (other than from a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company (excluding (A) any Qualified Capital Stock of the Company paid as a dividend on any Capital Stock of the Company and (B) any Qualified Capital Stock of the Company with respect to which the purchase price thereof has been financed directly or indirectly using funds (i) borrowed from the Company or from any of its Subsidiaries, unless and until and to the extent such borrowing is repaid, or (ii) contributed, extended, guaranteed or advanced by the Company or by any of its Subsidiaries (including, without limitation, in respect of any employee stock ownership or benefit plan)) and (z) $500,000.

            Notwithstanding the foregoing, these provisions do not prohibit: (1) the payment of any dividend or making of any distribution within 60 days after the date of its declaration if the dividend or distribution would have been permitted on the date of declaration; (2) the acquisition of Capital Stock of the Company or warrants, rights or options to acquire Capital Stock of the Company either (i) solely in exchange for shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company; (3) the acquisition of any

Indebtedness of the Company that is subordinate or junior in right of payment to the Securities either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) the payment of regularly scheduled dividends on shares of the Company's Preferred Stock outstanding on the Issue Date; and (5) loans by the Company to officers and directors of the Company for the purpose of enabling such persons to purchase Capital Stock of the Company, provided that the aggregate amount of such loans at any time outstanding shall not exceed $500,000; provided, however, that in the case of clauses (2), (3), (4) and (5) of this paragraph, no Default or Event of Default shall have occurred and be continuing at the time of such payment or as a result thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1), (2) and (4) or loaned pursuant to clause (5) shall, in each case, be included in such calculation.

            Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

            Notwithstanding anything contained in this Section 4.03, the Company shall be permitted to redeem the Series D Preferred Stock in the manner and at the price set forth in the Offering Memorandum, dated July 17, 1995 relating to, among other things, the Securities.

SECTION 4.04.  Limitation on Indebtedness.

            (a) The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness, including, without limitation, any Acquired Indebtedness (other than Permitted Indebtedness).

            (b) Notwithstanding the foregoing limitations, the Company may Incur Indebtedness (including, without limitation, Acquired Indebtedness) and Subsidiaries of the Company may

Incur Acquired Indebtedness in each case, if (i) no Default or Event of Default shall have occurred and be continuing on the date of the proposed Incurrence thereof or would result as a consequence of such proposed Incurrence and (ii) immediately after giving effect to such proposed Incurrence, (x) the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2.5 to 1.0 if such proposed Incurrence is on or prior to July 15, 1997 and at least equal to 3.0 to 1.0 if such proposed Incurrence is thereafter and (y) the Adjusted Consolidated Net Tangible Assets of the Company is at least equal to 175% of the aggregate consolidated Indebtedness of the Company and its Subsidiaries.

            (c) The Company will not, directly or indirectly, in any event Incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Securities to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company.

SECTION 4.05.  Corporate Existence.

            Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory) and material franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.06.  Payment of Taxes and Other Claims.

            The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.07.  Maintenance of Properties and Insurance.

            (a) The Company shall cause all material properties owned by or leased by it or any of its Subsidiaries used or useful to the conduct of its business or the business of any of its Subsidiaries to be improved or maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.07 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of any Subsidiary of the Company concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or any of its Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

            (b) The Company shall maintain, and shall cause its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance. The Company shall provide, and shall cause its Subsidiaries to provide, an Officers' Certificate as to compliance with the foregoing requirements to the Trustee prior to the anniversary or renewal date of each such policy, together with satisfactory evidence of such insurance, which certificate shall expressly state such expiration date for each policy listed.

SECTION 4.08.  Compliance Certificate; Notice of Default; Tax Information.

            (a) The Company shall deliver to the Trustee, within 100 days after the close of each fiscal year an Officers' Certificate stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

            (b) The annual financial statements delivered pursuant to Section
4.10 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4, 5 or 6 of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) The Company shall deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying the Default or Event of Default and describing its status with particularity.

            (d) The Company shall calculate and deliver to the Trustee all original issue discount information to be reported by the Trustee to Holders as required by law.

SECTION 4.09.  Compliance with Laws.

            The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.10.  SEC Reports.

            (a) The Company will file with the SEC all information, documents and reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is subject to such filing requirements so long as the SEC will accept such filings. The Company will file with the Trustee within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA section 314(a).

            (b) Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company shall cause its consolidated financial statements, comparable to that which would have been required to appear in annual or quarterly reports, to be delivered to the Trustee and the Holders. The Company will also make such reports available to prospective purchasers of the Securities, securities analysts and broker-dealers upon their request.

            (c) For so long as any of the Securities remain outstanding the Company will make available to any prospective purchaser of the Securities or beneficial owner of the

Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Series A Securities for Series B Securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Securities pursuant to an effective registration statement filed by the Company.

SECTION 4.11.  Waiver of Stay, Extension or Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.12.  Limitation on Transactions with Affiliates.

            (a) The Company shall not, and shall not cause or permit any of its Subsidiaries to, conduct any business or enter into any transaction or series of transactions with or for the benefit of any of their Affiliates (each an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $250,000 shall be approved by the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $3,000,000, the Company or such Subsidiary shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee. Notwithstanding the foregoing, the restrictions set forth in this Section 4.12 shall not apply to customary directors' fees, indemnification and similar arrangements.

SECTION 4.13.  Limitation on Conduct of Business.

            The Company shall not, and shall not permit any of its Subsidiaries to, engage in the conduct of any business other than the Oil and Gas Business on a basis consistent with the conduct of such business as it is conducted on the Issue Date.

SECTION 4.14. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

            The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or to any Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or to any Subsidiary of the Company (each such encumbrance or restriction in clause (a), (b), or (c) a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture and the Security Documents; (3) customary non-assignment provisions of any lease governing a leasehold interest of any Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness Incurred in accordance with paragraph (b) of
Section 4.04; provided, that such encumbrance or restriction is not, and will not be, applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or asset of the Person, becoming a Subsidiary of the Company; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) restrictions imposed by Liens granted pursuant to clauses (ix)-(xiv) of the definition of Permitted Liens solely to the extent such Liens encumber the transfer or other disposition of the assets subject to such Liens; (7) any restriction or encumbrance contained in contracts for the sale of assets to be consummated in accordance with this Indenture solely in respect of the assets to be sold pursuant to such contract; or (8) any encumbrance or restriction contained in Refinancing Indebtedness Incurred to Refinance the Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clauses (2),
(4) or (5) above; provided that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the Company or to the Holders in any material respect in the reasonable and good faith judgment of the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5).

SECTION 4.15.  Limitation on Liens.

            (a) The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist or remain in effect any Liens (i) upon any item of Collateral other than the Liens created by the Securities, this Indenture and the Security Documents and the Liens expressly permitted by the applicable Security Documents and (ii) upon any other properties or assets of the Company or of any of its Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or on any income or profits therefrom, or assign or otherwise convey any right to receive income or profits thereon other than, with respect to this clause
(ii), (A) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date and (B) Permitted Liens.

            (b) To the extent the Company or any of its Subsidiaries grants any additional security interest in, or lien upon, any property or assets that at the time of the granting thereof does not constitute Collateral to secure any obligations of the Company or its Subsidiaries under the New Credit Facility, the Company or such Subsidiary shall simultaneously grant a second priority security interest in such property or assets upon terms which would provide the Trustee or, if necessary, a Co-trustee, as collateral agent, substantially similar interests in such property or assets vis-a-vis the agent under the New Credit Facility as such parties have interests in the Collateral. The Company shall execute, and the Trustee is hereby authorized to execute, such agreements and other instruments as are necessary to grant and perfect the additional security interests contemplated hereby.

SECTION 4.16.  Change of Control.

            (a) Upon the occurrence of a Change of Control, the Company shall make an offer to repurchase all outstanding Securities pursuant to the offer described in paragraph (b) below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

            (b) Within 30 days following the date upon which a Change of Control occurs (the "Change of Control Date"), the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

            (1) that the Change of Control Offer is being made pursuant to this
      Section 4.16 and that all Securities tendered and not withdrawn will be accepted for payment;

            (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date") and that the Change of Control Offer will remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date;

            (3) that any Security not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

            (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

            (8) the circumstances and relevant facts regarding such Change of Control.

            On or before the Change of Control Payment Date, the Company shall
(i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

            Any amounts remaining after the purchase of Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.16 by virtue thereof.

SECTION 4.17.  Limitation on Sale of Assets.

            The Company shall not, and shall not cause or permit any of its Subsidiaries to, consummate any Asset Sale unless (i) such Asset Sale is for at least fair market value, (ii) at least 85% of the consideration therefrom received by the Company or such Subsidiary is in the form of cash or Cash Equivalents, (iii) if such Asset Sale involves Collateral, (x) such Asset Sale is not between the Company and any of its Subsidiaries and (y) the Company or Subsidiary effecting the Asset Sale shall, to the extent required by the lenders thereunder, immediately repay Indebtedness outstanding under the New Credit Facility, if any (and permanently reduce the amounts that may be reborrowed thereunder by an equivalent amount), with the cash consideration received in respect thereof and shall deposit in the Collateral Account any amounts received by the Company or such Subsidiary in excess of the amounts so repaid and shall otherwise be in compliance with the provisions of Article Ten and (iv) the Company or such Subsidiary shall apply the Net Cash Proceeds of such Asset Sale within 180 days of receipt thereof, as follows:

            (a) to the extent such Net Cash Proceeds are received from an Asset Sale not involving the sale, transfer or disposition of Collateral ("Non-Collateral Proceeds"), to repay any Indebtedness secured by the assets involved in such Asset Sale together with a concomitant permanent reduction in the amount of such Indebtedness (including a permanent reduction in committed amounts therefor in the case of any revolving credit facility so repaid); and

            (b) with respect to any Non-Collateral Proceeds remaining after application pursuant to the preceding paragraph (a) and any Net Cash Proceeds received from an Asset Sale involving Collateral ("Collateral Proceeds") and any Net Awards (together with such remaining Non-Collateral Proceeds and the Net Cash Proceeds from an Asset

      Sale involving Collateral, the "Asset Sale Available Proceeds Amounts"), the Company shall make an offer to purchase (the "Asset Sale Offer") from all Holders up to a maximum principal amount (expressed as an integral multiple of $1,000) of Securities equal to the Asset Sale Available Proceeds Amount at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase; provided that the Company will not be required to apply pursuant to this paragraph (b) Net Cash Proceeds received from any Asset Sale or Net Awards if, and only to the extent that, such Net Cash Proceeds or Net Awards are applied to or invested in Oil and Gas Related Assets, within 180 days of such Asset Sale and, if the Net Cash Proceeds or Net Awards so invested included Collateral Proceeds, the property and assets constituting such Oil and Gas Related Assets and any non-cash consideration received are made subject to the Lien of the Security Documents in the manner contemplated hereby. If at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section
      4.17. The Company may defer the Asset Sale Offer until there is an aggregate unutilized Asset Sale Available Proceeds Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Asset Sale Available Proceeds Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph). To the extent the Asset Sale Offer is not fully subscribed to by Holders, the Company may obtain a release of the unutilized portion of the Asset Sale Available Proceeds Amount from the Lien of the Security Documents.

            All Collateral Proceeds shall constitute Trust Moneys and shall be delivered by the Company to the Trustee and shall be deposited in the Collateral Account in accordance with the Indenture. Collateral Proceeds so deposited may be withdrawn from the Collateral Account pursuant to the Indenture as set forth in Article Eleven.

            (c) In the event of the transfer of substantially all (but not all) of the property and assets of the

      Company and its Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 hereof, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this Section 4.17, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.17.

            (d) In the event of such an Asset Sale Offer, the Company shall follow the procedures (including the notice requirements set forth in Section 3.07).

            Any amounts remaining after the purchase of Securities pursuant to an Asset Sale Offer shall be returned by the Trustee to the Company.

SECTION 4.18.  Limitation on Preferred Stock of Subsidiaries.

            The Company shall not cause or permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a wholly owned Subsidiary of the Company) or permit any Person (other than the Company or a wholly owned Subsidiary of the Company) to own or hold any Preferred Stock of any Subsidiary of the Company or any Lien or security interest therein.

SECTION 4.19.  Impairment of Security Interest.

            Neither the Company nor any of its Subsidiaries will take or omit to take any action which action or omission would have the result of adversely affecting or impairing the security interest in favor of the Trustee, on behalf of itself and the Holders, with respect to the Collateral, and neither the Company nor any of its Subsidiaries shall grant to any Person, or suffer any Person (other than the Company) to have (other than to the Trustee on behalf of the Trustee and the Holders) any interest whatsoever in the Collateral other than Liens securing the New Credit Facility and Liens permitted by the Security Documents. Neither the Company nor any of its Subsidiaries will enter into any agreement or instrument that by its terms requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than pursuant to this Indenture, the Securities and the Security Documents.

SECTION 4.20.  Excess Cash Flow Offer

            In the event that the Company has Excess Cash Flow in excess of $2,000,000 in any fiscal year, beginning with the fiscal year ending December 31, 1996, the Company will be required to make an offer to purchase (the "Excess Cash Flow Offer") Notes from all Holders in an amount equal to 50% of all Excess Cash Flow for such fiscal year (not just the amount in excess of $2,000,000) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, (the "Excess Cash Flow Available Proceeds Amount") to the purchase date, which must be no later than 120 days from the end of the fiscal year referred to above, other than as may be required by law (the "Excess Cash Flow Purchase Date").

            In the event of such an Excess Cash Flow Offer, the Company shall follow the procedures (including the notice requirements) set forth in Section
3.07 of this Indenture. To the extent that an Excess Cash Flow Offer is not fully subscribed, the Company may retain such unutilized portion of the Excess Cash Flow for general corporate purposes.

SECTION 4.21.  Equity Proceeds Offer

            In the event the Company consummates on or prior to July 15, 1997 an Equity Offering, then following such Equity Offering the Company shall promptly make an offer to purchase from all Holders (an "Equity Proceeds Offer") on a date (the "Equity Offer Purchase Date") not later than the 90th day after the date of the consummation of such Equity Offering (such consummation date to be determined without regard to the date of the consummation of any over-allotment option granted by the Company to the underwriters, if any) at a purchase price equal to 110% of the aggregate principal amount of Securities to be repurchased, plus accrued and unpaid interest thereon, if any, to the Equity Offer Purchase Date, an aggregate principal amount of Securities equal to the lesser of (i) the maximum principal amount of Securities such that 60% of the aggregate principal amount of Securities originally issued remains outstanding after completion of the offer and (ii) the maximum principal amount of the Securities which could be purchased with 50% of the amount of net proceeds received or receivable by the Company from such Equity Offering (the "Equity Offer Available Proceeds Amount").

            In the event of such an Equity Proceeds Offer, the Company shall follow the procedures (including the notice requirements) set forth in Section
3.07 of this Indenture. To the extent that an Equity Proceeds Offer is not fully subscribed, the Company may retain such unutilized portion of the proceeds for the Equity Offering for general corporate purposes.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.  Mergers, Consolidations and Sale of Assets.

            (a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and
(y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities, this Indenture, the Security Documents and the Registration Rights Agreement on the part of the Company to be performed or observed and the Company shall have taken all steps necessary or reasonably requested by the Trustee to protect and perfect the security interests granted or purported to be granted to the Holders under the Security Documents; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph
(b) of Section 4.04 hereof; provided that in determining the Consolidated Fixed Charge Coverage Ratio of the Company or such Surviving Entity, as the case may be, such ratio shall be calculated as if the transaction (including the Incurrence of any Indebtedness or Acquired Indebtedness) took place on the first day of the Four Quarter Period; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause
(i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

            (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            (c) Upon any such consolidation, merger, conveyance, lease or transfer in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Securities.

            (d) Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.17) will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantors unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor), or to which sale, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (a)(ii) of this Section 5.01. Any merger or consolidation of a Subsidiary Guarantor with and into the Company (with the Company being the surviving entity) or another Subsidiary Guarantor that is a wholly-owned Subsidiary of the Company need only comply with clause (a)(iv) of this Section 5.01.

SECTION 5.02.  Successor Corporation Substituted.

            Upon any such consolidation, merger, conveyance, lease or transfer in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture, the Securities, the Security Documents and the Registration Rights Agreement.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.

            An "Event of Default" occurs if:

            (1) the Company fails to pay interest on any Security when the same becomes due and payable and such failure continues for a period of 30 days; or

            (2) the Company fails to pay the principal of or premium on any Security, when such principal or premium becomes due and payable, whether at maturity, upon redemption or otherwise (including the failure to make a payment to purchase securities tendered pursuant to a Change of Control Offer or an Asset Sale Offer); or

            (3) the Company defaults in the observance or performance of any other covenant or agreement contained in this Indenture or any Security Document which default continues for a period of 30 days after the Company receives written notice specifying the default from the Trustee or from Holders of at least 25% in principal amount of outstanding Securities (except in the case of a default with respect to Section 5.01 hereof, which will constitute Events of Default with notice but without passage of time); or

            (4) the Company defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Subsidiary of the Company) which default (a) is caused by a failure to pay principal of or premium, if any, on such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a "payment default"), or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $2,500,000; or

            (5) one or more judgments in an aggregate amount in excess of $2,500,000 (which are not covered by third-party insurance as to which a financially sound insurer has not disclaimed coverage) being rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, or unstayed or unsatisfied for a period of 60 days after such judgment or judgments become final and non-appealable; or

            (6) the Company or any of its Subsidiaries (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it,
      (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing;

            (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall
      (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Subsidiaries, (B) appoint a Custodian of the Company or any of its Subsidiaries or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

            (8) any of the Security Documents cease to be in full force and effect (other than in accordance with their respective terms), or any of the Security Documents cease to give the Trustee the Liens, rights, powers and privileges purported to be created thereby, or any Security Document is declared null and void, or the Company or any of its applicable Subsidiary Guarantors denies any of its obligations under any Security Document or any Collateral becomes subject to any Lien other than the Liens created or permitted by the Security Documents or this Indenture; or

            (9) any of the Guarantees cease to be in full force and effect, or any of the Guarantees are declared to be null and void and unenforceable or any of the Guarantees are found to be invalid or any of the Subsidiary Guarantors denies its liability under its Guarantee (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of this Indenture).

            The Trustee shall, within 90 days after the occurrence of any Default known to it, give to the holders of Securities notice of such Default; provided that, except in the case of a Default in the payment of principal of or interest on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities.

SECTION 6.02.  Acceleration.

            If an Event of Default (other than an Event of Default specified in clauses (6) or (7) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Securities may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on, all the Securities then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) and upon such declaration such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable. If an Event of Default with respect to the Company specified in clauses (6) or (7) above occurs, all unpaid principal of, and premium, if any, and accrued and unpaid interest on, the Securities then outstanding will ipso facto become due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, and (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

SECTION 6.03.  Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or, subject to the Intercreditor Agreement, the Security Documents.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

            Each Securityholder, by accepting a Security, (a) acknowledges that the exercise of remedies by the Trustee with respect to the Collateral is subject to the terms and conditions of the Security Documents (including without limitation the Intercreditor Agreement) and the proceeds received upon realization of the Collateral shall be applied by the Trustee in accordance with
Section 6.10 hereof, (b) acknowledges and consents to the terms of the Security Documents (including the Intercreditor Agreement) and to the Trustee's performance of its agreements thereunder and (c) acknowledges and consents to the restrictions and obligations imposed by the Intercreditor Agreement on the Trustee.

SECTION 6.04.  Waiver of Past Defaults.

            Subject to Sections 2.09, 6.07 and 9.02, the Holders of not less than a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (1) and (2) of Section 6.01. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05.  Control by Majority.

            Subject to Section 2.09, the Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or any Security Document, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            In the event the Trustee takes any action or follows any direction pursuant to this Indenture or any Security Document, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

SECTION 6.06.  Limitation on Suits.

            A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (5) during such 60-day period the Holder or Holders of a majority in principal amount of the outstanding

      Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.  Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder except to the extent that the institution or prosecution of such suit or entry of judgment therein would, under applicable law, result in the surrender, impairment or waiver of the Lien of this Indenture and the Security Documents upon the Collateral.

SECTION 6.08.  Collection Suit by Trustee.

            If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, including, without limitation, as set forth in Sections 2.3, 3.5, 4.3 and 5.14 of the Mortgage.

SECTION 6.09.  Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  Priorities.

            If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order, subject to the Intercreditor Agreement:

            First: to the Trustee for amounts due under Section 7.07 and for amounts due under the Security Documents (other than payments of interest and principal described in the next subclause);

            Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            Third: to the Company or the Subsidiary Guarantors, as their respective interests may appear.

            The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.  Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.  Duties of Trustee.

            (a) If an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the holders of Securities, unless they shall have offered to the Trustee security and indemnity satisfactory to it.

            (b) Except during the continuance of an Event of Default actually known to the Trustee:

            (1) The Trustee need perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to Section 13.04 hereof furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction. Without limiting the foregoing and notwithstanding any other provision of this Indenture or of the Security Documents, the Trustee shall not be obligated to foreclose upon any Collateral or otherwise commence any Enforcement (as defined in the Intercreditor Agreement) unless and until the Trustee (i) receives (if requested by, but at no cost to, the Trustee) new environmental reports pertaining to the Collateral that is the subject of such foreclosure or Enforcement action and
(ii) is satisfied with scope and the results of any such environmental reports. The Company shall pay for any such environmental reports. In the event the Company is unable or refuses to pay for such new environmental reports, the Trustee shall promptly notify the Holders, who may (but who shall not be obligated to) deposit with the Trustee sufficient funds to pay for the new environmental reports.

            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  Rights of Trustee.

            Subject to Section 7.01:

            (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

            (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

            (g) Subject to Section 9.02 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required under the Security Documents or by the terms hereof with respect to the Collateral, but shall not without the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of the Security Documents, in each case, that shall have a material adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall have a material adverse effect on the interests of any Holder.

SECTION 7.03.  Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the value or condition of the Collateral or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby or hereby, or as to the validity or genuineness of any Collateral pledged and deposited with the Trustee, or the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture or any Security Document or the validity or perfection, if any, of Liens granted under this Indenture or the Security Documents. The Trustee shall not be responsible for independently ascertaining or maintaining such validity or perfection, if any, and shall be fully protected in relying upon certificates and opinions delivered to it in accordance with the terms of this Indenture or the Security Documents.

SECTION 7.05.  Notice of Default.

            If a Default or an Event of Default occurs and is continuing and the Trustee receives actual notice of such event, the Trustee shall mail to each Securityholder, as their names and addresses appear on the Securityholder list described in Section 2.05, notice of the uncured Default or Event of Default within 90 days after the Trustee receives such notice. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Security, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the Purchase Date pursuant to a Purchase Offer, or the Trustee may withhold the notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 7.06.  Reports by Trustee to Holders.

            This Section 7.06 shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA, and, until such qualification, this Indenture shall be construed as if this Section 7.06 were not contained herein.

            Within 60 days after each May 15 beginning with May 15, 1996, the Trustee shall, to the extent that any of the events described in TIA section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA section 313(a). The Trustee also shall comply with TIA sections 313(b) 313(c) and 313(d).

            A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed.

            The Company shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof.

SECTION 7.07.  Compensation and Indemnity.

            The Company shall pay to the Trustee and Co-trustees from time to time reasonable compensation for its services hereunder and under the Security Documents (which shall be agreed to from time to time by the Company and the Trustee or Co-trustee). The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.01 hereof.

            The Company shall indemnify the Trustee and each predecessor trustee for, and hold it harmless against, any loss, liability, claim, damage or expense incurred by the Trustee without negligence or willful misconduct on its part arising out of or in connection with the administration of this trust and its duties under this Indenture and the Security Documents, including the reasonable expenses and attorneys' fees of defending itself against any claim of liability arising hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee if such violation arose from the Trustee's negligence or bad faith.

            To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a senior claim prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee.

            When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section 6.01 occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.

            The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged a bankrupt or an insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

            If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Any resignation or removal of the Trustee pursuant to this Indenture shall be deemed to be a resignation or removal of the Trustee (including Steven
R. Patterson with respect to the assets and property in California and Texas) in its capacity as Trustee under the Security Documents and any appointment of a successor Trustee pursuant to this Indenture shall be deemed to be an appointment of a successor Trustee under the Security Documents and such successor shall assume all of the obligations of the Trustee in its capacity as Trustee under the Security Documents.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee (and successor Trustee under the Security Documents).

SECTION 7.10.  Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirement of TIA sections 310(a)(1) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA section 310(b); provided, however, that there shall be excluded from the operation of TIA section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA section 310(b)(1) are met.

SECTION 7.11.  Preferential Collection of Claims Against Company.

            The Trustee, in its capacity as Trustee hereunder and under the Security Documents shall comply with TIA section 311(a), excluding any creditor relationship listed in TIA section 311(b). A Trustee who has resigned or been removed shall be subject to TIA section 311(a) to the extent indicated.

SECTION 7.12.  Appointment of Co-Trustee.

            If the Trustee deems it necessary or desirable in connection with the Collateral and/or the enforcement of the Security Documents, the Trustee may appoint a co-Trustee with such powers of the Trustee as may be designated by the Trustee at the time of such appointment (including acting as separate trustee of any Collateral), and the Company shall, on request, execute and deliver to such co-Trustee any deeds, conveyances or other instruments required by such co-Trustee so appointed by the Trustee to more fully and certainly vest in and confirm to such co-Trustee its rights, powers, trusts, duties and obligations hereunder.

            All rights (including rights to indemnification hereunder), powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or jointly by the Trustee and such co-Trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-Trustees. No Trustee or co-Trustee shall be personally liable by reason of any act or omission of any other Trustee or co-Trustee hereunder. Steven R. Patterson is hereby appointed as co-Trustee for the limited purposes of acting as trustee under the Mortgages pertaining to Collateral located in the states of California and Texas. Any co-Trustee appointed pursuant to this Section 7.12 may be removed by the Trustee pursuant to the terms of this Agreement and may be removed and may resign pursuant to the provisions of the applicable Security Document and of this Indenture.

                                  ARTICLE EIGHT

                  SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.  Legal Defeasance and Covenant Defeasance.

            (a) The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph
(c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

            (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and the Subsidiary Guarantors shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities when such payments are due and any Subsidiary Guarantor's obligations in respect thereof, and (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

            (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article 5 and in Sections
4.03 through

4.18 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company and any Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3), nor shall any event referred to in Section 6.01(4), (5) or (8) thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

            (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

            (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, U.S. Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on all the outstanding Securities on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Securities;

            (2) Such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

            (3) The Trustee shall have received Officers' Certificates stating that no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(6) or (7) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

            (4) The Trustee shall have received Officers' Certificates stating that such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or its property is bound;

            (5) (i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that Holders of the Securities will not recognize income gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income taxes in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

            (6) The deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

            (7) The Company shall have delivered to the Trustee an Officer's Certificate, in form and substance reasonably satisfactory to the Trustee, stating that the deposit under clause (1) was not made by the Company or any Subsidiary with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or any Subsidiary or others;

            (8) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, (A) the trust funds will not be subject to the rights of holders of Indebtedness of the Company or any Subsidiary Guarantor other than the Securities and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of Securities is an insider of the Company, after the passage of 90 days following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

            (9) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this
      Section 8.01 have been complied with; provided, however, that no deposit under clause (1) above shall be effective to terminate the obligations of the Company under the Securities, the Security Documents or this Indenture prior to 90 days following any such deposit.

            In the event all or any portion of the Securities are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

SECTION 8.02.  Satisfaction and Discharge.

            In addition to the Company's rights under Section 8.01, the Company may terminate all of its obligations under this Indenture (subject to Section 8.03) when:

            (1) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation;

            (2) the Company has paid or caused to be paid all other sums payable hereunder and under the Securities by the Company; and

            (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.03.  Survival of Certain Obligations.

            Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.12, 2.13, 4.01, 4.02, 6.07, Article Seven, Sections
8.05, 8.06 and 8.07 shall survive until the Securities are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.05, 8.06 and 8.07 shall survive. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.04.  Acknowledgment of Discharge by Trustee.

            Subject to Section 8.07, after (i) the conditions of Section 8.01 or
8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.03.

SECTION 8.05.  Application of Trust Assets.

            The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article Eight in the irrevocable trust established pursuant to Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of and interest on the Securities. The U.S. Legal Tender or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 8.01 shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

SECTION 8.06.  Repayment to the Company or Subsidiary Guarantors; Unclaimed
               Money.

            Subject to Sections 7.07 and 8.01, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by any Subsidiary Guarantor, to such Subsidiary Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.01, held by it at any time. The Trustee and the Paying Agent shall pay to the Company or any Subsidiary Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for one year after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company of any Subsidiary Guarantor, as the case may be, Security holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.07.  Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's and each Subsidiary Guarantor's, if any, obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company or the Subsidiary Guarantors, as the case may be, have made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company or the Subsidiary Guarantors, as the case may be, shall be, subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders.

            The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture, the Security Documents or the Securities without notice to or consent of any Securityholder:

            (1) to cure any ambiguity, defect or inconsistency;

            (2) to evidence the succession in accordance with Article V hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

            (4) to make any other change that does not materially adversely affect the rights of any Securityholders hereunder or under the Security Documents; or

            (5) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA; or

            (6) to add or release any Subsidiary Guarantor pursuant to the terms of this Indenture.

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.  With Consent of Holders.

            Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture, the Security Documents or the Securities, without notice to any other Securityholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture, the Security Documents or the Securities without notice to any other Securityholder. Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to
Section 6.04, may:

            (1) change the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Security Documents, the Securities or the Guarantees;

            (2) reduce the rate or change the time for payment of interest, including default interest, on any Security;

            (3) reduce the principal amount of any Security;

            (4) change the Maturity Date of any Security, or alter the redemption or repurchase provisions contained in this Indenture or the Securities in a manner adverse to any Holder;

            (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default;

            (6) make any changes in Section 6.04, 6.07 or this Section 9.02;

            (7) make the principal of, or the interest on any Security payable in money other than as provided for in this Indenture, the Security Documents, the Securities and the Guarantees as in effect on the date hereof;

            (8) affect the ranking, or with respect to Collateral, the priority, of the Securities or the Guarantees, in each case in a manner adverse to the Holders;

            (9) amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer, a Purchase Offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers; or

            (10) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.  Compliance with TIA.

            From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this

Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (10) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.  Notation on or Exchange of Securities.

            If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06.  Trustee To Sign Amendments, Etc.

            The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and the Security Documents and constituted the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Company, and the Trustee shall have a lien under Section 7.07 for any such expense.

                                   ARTICLE TEN

                             COLLATERAL AND SECURITY

SECTION 10.01.  Collateral and Security Documents; Additional Collateral.

            (a) In order to secure the due and punctual payment of the principal of and interest on the Securities when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and the performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Securities, the Company, certain of its Subsidiary

Guarantors and the Trustee have simultaneously with the execution of this Indenture entered into the Security Documents pursuant to which the Company and its applicable Subsidiary Guarantors have granted to the Trustee or Co-Trustee for the benefit of the Securityholders a second priority Lien on and security interest in the Collateral. The Trustee, the Company and its applicable Subsidiary Guarantors hereby agree that the Trustee holds the Collateral in trust for the benefit of the Securityholders pursuant to the terms of this Indenture and the Security Documents. The Trustee is also authorized and directed to enter into the Intercreditor Agreement.

            (b) Each Securityholder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture.

SECTION 10.02.  Recording and Opinions.

            (a) The Company shall, and shall cause its applicable Subsidiary Guarantors to, take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Security Documents, including, without limitation, the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required pursuant to the Security Documents.

            (b) The Company shall furnish to the Trustee, at such time as required by Section 314(b) of the TIA, Opinion(s) of Counsel either (a) substantially to the effect that, in the opinion of such counsel, this Indenture and the grant of a security interest in the Collateral intended to be made by the Security Documents and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to perfect the security interests in the Collateral created by the Security Documents and reciting the details of such action, and stating that as to the security interests created pursuant to the Security Documents, such recordings and filings are the only recordings and filings necessary to give notice thereof and that no re-recordings or refilings are necessary to maintain such notice (other than as stated in such opinion), or
(b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such security interests.

            (c) To the extent required by the TIA, the Company shall furnish to the Trustee on July 15 in each year, beginning with July 15, 1996, an Opinion of Counsel, dated as of such date, either (i)(A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, filing, re-recording and refiling of all supplemental indentures, financing statements, continuation statements and other documents as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 24 months fully to maintain the security interest of the Securityholders and the Trustee hereunder and under the Security Documents with respect to the Collateral, or
(ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

SECTION 10.03.  Release of Collateral.

            (a) The Trustee, in its capacity as Trustee under the Security Documents, shall not at any time release Collateral from the security interest created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents.

            (b) At any time when an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the Security Documents shall be effective as against the Holders of the Securities.

            (c) The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents. To the extent applicable, the Company shall, and shall cause its applicable Subsidiary Guarantors to, cause TIA Section 314(d) relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company or any applicable Subsidiary Guarantor, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is "independent" if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or any Subsidiary Guarantor or in any Affiliate of the Company or of any Subsidiary Guarantor and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company or any Subsidiary Guarantor. The Trustee shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

SECTION 10.04.  Possession and Use of Collateral.

            Subject to and in accordance with the provisions of this Indenture and the Security Documents, so long as no Event of Default shall have occurred and be continuing, the Company and its applicable Subsidiary Guarantors shall have the right to remain in possession and retain exclusive control of the Collateral (other than Trust Moneys held by the Trustee), to operate, manage, develop, lease, use, consume and enjoy the Collateral (other than Trust Moneys held by the Trustee), to alter or repair any Collateral consisting of machinery or equipment so long as such alterations and repairs do not diminish the value thereof or impair the Lien of the Security Documents thereon and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

SECTION 10.05.  Specified Releases of Collateral.

            (a) Satisfaction and Discharge; Defeasance. The Company and its applicable Subsidiary Guarantors shall be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Security Documents upon compliance with the conditions precedent set forth in Section 8.02 for satisfaction and discharge of this Indenture or for defeasance pursuant to
Section 8.01(d). Upon delivery by the Company and its applicable Subsidiary Guarantors to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article Eight), the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company) to release and reconvey to the Company all of the Collateral, and shall deliver such Collateral in its possession to the Company and its applicable Subsidiary Guarantors including, without limitation, the execution and delivery of releases and satisfactions wherever required.

            (b) Dispositions of Collateral Permitted by Section 4.17. The Company and its applicable Subsidiary Guarantors shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral (the "Released Interests") subject to an Asset Sale upon compliance with the condition precedent that the Company and its applicable Subsidiary Guarantors shall have delivered to the Trustee the following:

            (i) Company Order. A Company Order requesting release of Released Interests, such Company Order (A) specifically describing the proposed Released Interests, (B) specifying the value of such Released Interests on a date within 60 days of the Company Order (the "Valuation Date"), (C) stating that the purchase price to be received is at least equal to the fair market value of the Released Interests, (D) stating that the release of such Released Interests will not interfere with or impede the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, (E) confirming the sale of, or an agreement to sell, such Released Interests in a bona fide sale to a Person that is not an Affiliate of the Company or, in the event that such sale is to a Person that is such an Affiliate, confirming that such sale is being made in accordance with Section 4.12,
      (F) certifying that such Asset Sale complies with the terms and conditions of Section 4.17 hereof and (G) in the event that there is to be a substitution of property for the Collateral subject to the Asset Sale, specifying the property intended to be substituted for the Collateral to be disposed of;

           (ii) Officers' Certificate. An Officers' Certificate certifying that
      (A) such Asset Sale covers only the Released Interests and complies with the terms and conditions of an Asset Sale pursuant to Section 4.17, (B) all Net Cash Proceeds from the sale of any of the Released Interests will be applied pursuant to Section 4.17, (C) there is no Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale, (D) the release of the Collateral will not result in a Default or Event of Default hereunder and (E) all conditions precedent to such release have been complied with; and

          (iii) Compliance with TIA and Other Documentation. All certificates, opinions and other documentation required by the TIA or Section 10.03 of this Indenture, if any, and, in the event there is to be a substitution of property for the Collateral subject to the Asset Sale, all documentation necessary to effect the substitution of such new Collateral.

            Upon compliance by the Company or any applicable Subsidiary Guarantor with the condition precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company or such applicable Subsidiary Guarantor, the Released Interests.

            (c) Eminent Domain and Other Governmental Takings. The Company and its applicable Subsidiary Guarantors shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral taken by eminent domain or sold pursuant to the exercise by the United States of America or any State, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all of any part of the Collateral, upon compliance with the condition precedent that the Company and its applicable Subsidiary Guarantors shall have delivered to the Trustee the following:

            (i) Officers' Certificate. An Officers' Certificate certifying that
      (A) such Collateral has been taken by eminent domain and the amount of the award therefor, or that such property has been sold pursuant to a right vested in the United States of America, or a State, municipality or other governmental authority to purchase, or to designate a purchaser, or order a sale of such Collateral and the amount of the proceeds of such sale, and (B) all conditions precedent to such release have been complied with;

           (ii) Eminent Domain Award. Cash equal to the amount of the award for such property or the proceeds of such sale, to be held as Trust Moneys subject to the disposition thereof pursuant to Article Eleven hereof; and

          (iii) Compliance with TIA. All opinions, certificates and other documentation required by the TIA or Section 10.03 of this Indenture, if any.

            Upon compliance by the Company or any applicable Subsidiary Guarantor with the condition precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company or such applicable Subsidiary Guarantor, the aforementioned items of Collateral.

SECTION 10.06.  Disposition of Collateral Without Release.

            So long as no Event of Default shall have occurred and be continuing and subject to the requirements of Section 314 of the TIA, the Company and any applicable Subsidiary Guarantor may, without any release or consent by the Trustee, sell or otherwise dispose of any machinery, equipment, furniture, apparatus, tools or implements or other similar property subject to the Lien of the Security Documents, which (i) in any single transaction has a fair market value of $25,000 (or if such $25,000 amount referred to in TIA Section 314(d)(1) increases then to such increased amount) or less or (ii) shall have become worn out, obsolete or otherwise in need of replacement or repair; provided that, in the case of this clause (ii) such sale or other disposition is in conjunction with a substantially concurrent transaction whereby additional personal property is made subject to the Lien of the Security Documents.

SECTION 10.07.  Form and Sufficiency of Release.

            In the event that the Company or any applicable Subsidiary Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that under the provisions of
Section 10.05 or 10.06 may be sold, exchanged or otherwise disposed of by the Company or any applicable Subsidiary Guarantor, and the Company or such applicable Subsidiary Guarantor requests the Trustee to furnish a written disclaimer, release or quit-claim of any interest in such property under this

Indenture and the Security Documents, the Trustee, in its capacity as Trustee under the Security Documents, shall execute, acknowledge and deliver to the Company (in proper and recordable form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Security Documents.

SECTION 10.08.  Purchaser Protected.

            No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee or any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company or any applicable Subsidiary Guarantor be under any obligation to ascertain or inquire into the authority of the Company or such applicable Subsidiary Guarantor to make such sale or other disposition.

SECTION 10.09. Authorization of Actions To Be Taken by the Trustee Under the Security Documents.

            Subject to the provisions of the Security Documents, (a) the Trustee may, in its sole discretion and without the consent of the Securityholders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder and (b) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Securityholders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Securityholders or of the Trustee.)

SECTION 10.10. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

            The Trustee is authorized to receive any funds for the benefit of the Securityholders distributed under the Security Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of Article Eleven and the other provisions of this Indenture.

                                 ARTICLE ELEVEN

                           APPLICATION OF TRUST MONEYS

SECTION 11.01.  "Trust Moneys" Defined.

            All cash or Cash Equivalents received by the Trustee:

            a. upon the release of Collateral from the Lien of this Indenture and/or the Security Documents, including investment earnings thereon; or

            b. pursuant to the provisions of any Mortgage; or

            c. as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Security Documents or otherwise; or

            d. for application under this Article Eleven as elsewhere provided in this Indenture (including without limitation, and subject to, Section 4.17(c)) or the Security Documents, or whose disposition is not elsewhere otherwise specifically provided for herein or in the Security Documents;

(all such moneys being herein sometimes called "Trust Moneys"; provided, however, that Trust Moneys shall not include any property deposited with the Trustee in violation of the Intercreditor Agreement or pursuant to Section 3.05, 4.16, 4.20 and 4.21 or Article Eight or delivered to or received by the Trustee for application in accordance with Section 6.10 hereof) shall be held by the Trustee for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to enforcement of the Security Documents, said Trust Moneys shall be applied in accordance with Section 6.10; but, prior to any such entry, sale or other disposition, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Trustee, from time to time as provided in this Article Eleven.

            On the Issue Date there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Trustee an account which shall be entitled the "Collateral Account" (the "Collateral Account"). The Collateral Account shall be established and maintained by the Trustee at the Corporate Trust Office of the Trustee. All Trust Moneys which are received by the Trustee shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Trustee in accordance with the terms of this Article Eleven.

SECTION 11.02.  Withdrawal of Net Cash Proceeds Following an Asset Sale Offer.

            To the extent that any Trust Moneys consist of Net Cash Proceeds received by the Trustee pursuant to the provisions of Section 4.17 hereof and an Asset Sale Offer has been made and completed in accordance therewith, such Trust Moneys may be withdrawn by the Company or any applicable Subsidiary Guarantor and shall be paid by the Trustee to the Company or such applicable Subsidiary Guarantor (or as otherwise directed by the Company or such applicable Subsidiary Guarantor) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

            a. Officers' Certificate. An Officers' Certificate, dated not more than five days prior to the Purchase Date certifying:

                  (i) that no Event of Default exists; (ii) (A) that such Trust
            Moneys constitute Net Cash Proceeds, (B) that pursuant to and in accordance with Section 4.17, the Company or such applicable Subsidiary Guarantor has made an Asset Sale Offer, (C) the amount of money to be applied to the repurchase of the

            Securities pursuant to the Asset Sale Offer, (D) the amount of money to be retained by the Company, and (E) the Purchase Date; and (iii) that all conditions precedent and covenants herein provided for relating to such application of Trust Moneys have been complied with and such application will not violate the Intercreditor Agreement; and

            b. Compliance with TIA. All opinions, certificates and other documentation required under the TIA, if any.

            Upon compliance with the foregoing provisions of this Section 11.02, the Trustee shall apply the Trust Moneys as directed and specified by such Company Order.

SECTION 11.03.  Withdrawal of Trust Moneys for Oil and Gas Related Assets.

            To the extent that any Trust Moneys consist of Net Cash Proceeds received by the Trustee pursuant to the provisions of Section 4.17 and the Company or any applicable Subsidiary Guarantor intends to invest such Net Cash Proceeds in a Oil and Gas Related Assets consistent with the requirements of clause (b) of such Section 4.17 (the "Released Trust Moneys"), such Trust Moneys may be withdrawn by the Company or such applicable Subsidiary Guarantor and shall be paid by the Trustee to the Company or such applicable Subsidiary Guarantor (or as otherwise directed by the Company or such applicable Subsidiary Guarantor) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

            a. Officers' Certificate. An Officers' Certificate certifying that
      (i) the release of the Released Trust Moneys complies with the terms and conditions of Section 4.17 of this Indenture, (ii) there is no Default or Event of Default in effect or continuing on the date thereof, (iii) the release of the Released Trust Moneys will not result in a Default or Event of Default hereunder and (iv) all conditions precedent to such release have been complied with and such release will not violate the Intercreditor Agreement;

            b. Compliance with TIA and Other Documentation. All certificates, opinions and other documentation required under the TIA, if any, and all documentation necessary to subject such property to a valid first priority Lien and security interest in favor of the Trustee for the benefit of the Securityholders pursuant to the Security Documents.

            Upon compliance with the foregoing provisions of this Indenture, the Trustee shall apply the Released Trust Moneys as directed and specified by such Company Order.

SECTION 11.04.  Withdrawal of Trust Moneys on Basis of Retirement of Securities.

            Trust Moneys may be withdrawn by the Company to be applied to the redemption and retirement of the Securities and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon a Company Order to the Trustee and upon receipt by the Trustee of an Officers' Certificate, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys, certifying that (i) there is no Default or Event of Default in effect or continuing on the date thereof and (ii) all conditions precedent herein provided relating to such withdrawal and application have been complied with and such withdrawal will not violate the Intercreditor Agreement.

            Upon compliance with the foregoing provisions of this Indenture, the Trustee shall apply the Trust Moneys as directed and specified by such Company Order.

SECTION 11.05.  Investment of Trust Moneys.

            All or any part of any Trust Moneys held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to the written direction of the Company, which shall specify the Cash Equivalents in which such Trust Moneys shall be invested. Unless an Event of Default occurs and is continuing, any interest on such Cash Equivalents (in excess of any accrued interest paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

            The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 11.05.

                                 ARTICLE TWELVE

                                    GUARANTEE

SECTION 12.01.  Unconditional Guarantee.

            Each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Securities or the Obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Securities and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 12.03. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Securityholder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Securityholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

SECTION 12.02.  Severability.

            In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.03.  Limitation of Subsidiary Guarantor's Liability.

            Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 12.05, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 12.04.  Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

            (a) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale of assets or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or another Subsidiary Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Subsidiary Guarantor shall no longer have any force or effect.

            (b) Except as set forth in Article Four and Article Five hereof, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor) or shall prevent any sale of assets, or conveyance of the property, of a Subsidiary Guarantor as an entirety or substantially as an entirety, to a corporation or corporations other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor); provided, however, that, (i) immediately after such transaction, and giving effect thereto such transaction does not (a) violate any covenants set forth herein or (b) result in a Default or Event of Default under this Indenture that is continuing, and (ii) upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee set forth in this Article Twelve, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the corporation that shall have acquired such assets or property. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the convenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary

Guarantor; provided, however, that solely for purposes of computing amounts described in subclause (iii) of the first paragraph of Section 4.03 any such successor corporation shall only be deemed to have succeeded to and be substituted for any Subsidiary Guarantor with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

            (c) Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or all or substantially all its assets) to an entity which is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture (including, without limitation, Sections 4.17, 4.20 and 4.21), such Subsidiary Guarantor shall be deemed released from all obligations under this Article Twelve without any further action required on the part of the Trustee or any Holder; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company shall also terminate upon such release, sale or transfer.

            The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this
Section 12.04. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article Twelve.

SECTION 12.05.  Contribution.

            In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Subsidiary Guarantor's obligations with respect to the Guarantee. "Adjusted Net Assets" of such Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date (other than liabilities of such Subsidiary Guarantor under Indebtedness Subordinated to such Subsidiary Guarantor's Guarantee)), but excluding liabilities under the Guarantee, of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Subsidiary Guarantor, as they become absolute and matured.

SECTION 12.06.  Waiver of Subrogation.

            Until all Guarantee Obligations are paid in full each Subsidiary Guarantor hereby irreovcably waives any claims or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this

Indenture and that the waiver set forth in this Section 12.06 is knowingly made in contemplation of such benefits.

SECTION 12.07.  Execution of Guarantee.

            To evidence their guarantee to the Securityholders set forth in this Article Twelve, the Subsidiary Guarantors hereby agree to execute the Guarantee in substantially the form included in Exhibit A-1 and A-2, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in this Article Twelve shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Subsidiary Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Subsidiary Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Subsidiary Guarantor.

SECTION 12.08.  Waiver of Stay, Extension or Usury Laws.

            Each Subsidiary Guarantor convenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Subsidiary Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

SECTION 13.01.  TIA Controls.

            If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

SECTION 13.02.  Notices.

            Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Company:

            HarCor Energy, Inc.
            Five Post Oak Park
            Suite 2220
            4400 Post Oak Park
            Houston, Texas  77027-3413

            Attention:  President

            with copies to:

            Vinson & Elkins L.L.P.
            1001 Fannin, Suite 2300
            Houston, Texas  77002-6760
            Attention:  John S. Watson

            Facsimile:  (713) 758-2346
            Telephone:  (713) 758-2222
            if to the Trustee:

            Texas Commerce Bank National Association
            600 Travis, 8th Floor
            Houston, Texas  77002

            Attention:  Vice President of Corporate Trust

            Facsimile:  (713) 216-4880
            Telephone:  (713) 216-4181

            Each of the Company and the Trustee by written notice to each other such person may designate additional or different addresses for notices to such person. Any notice or communication to the Company and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.  Communications by Holders with Other Holders.

            Securityholders may communicate pursuant to TIA section 312(b) with other Securityholders with respect to their rights under this Indenture, the Security Documents, the Securities or the Guarantees. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA section 312(c).

SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

            (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05.  Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.08, shall include:

            (1) a statement that the person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar.

            The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.  Legal Holidays.

            If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 13.08.  Governing Law.

            THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 13.09.  No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.  No Recourse Against Others.

            A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Securities, this Indenture, the Security Documents or the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 13.11.  Successors.

            All agreements of the Company in this Indenture, the Securities and the Guarantees shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.12.  Duplicate Originals.

            All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 13.13.  Severability.

            In case any one or more of the provisions in this Indenture, in the Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                                       HARCOR ENERGY, INC.

                                       By:
                                          ---------------------------
                                           Name:  Mark G. Harrington
                                           Title: Chairman of the Board
                                                  and Chief Executive
                                                  Officer

Attest:
       ----------------------

                                       TEXAS COMMERCE BANK NATIONAL
                                         ASSOCIATION, as Trustee

                                       By:
                                          ---------------------------
                                           Name:  Steven Horowitz
                                           Title: Corporate Trust Officer

                                       ------------------------------
                                       Steven R. Patterson, as Co-
                                       Trustee pursuant to Section 7.12

                                       THE SUBSIDIARY GUARANTORS:

                                       WARRIOR, INC.

                                       By:
                                          ---------------------------
                                           Name:  Mark G. Harrington
                                           Title: President

Attest:
       ----------------------

                                       HTAC INVESTMENTS, INC.

                                       By:
                                          ---------------------------
                                           Name:  Mark G. Harrington
                                           Title: President

Attest:
       ----------------------

                                                                    EXHIBIT A-1


                           [FORM OF SERIES A SECURITY]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1993, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A)(1), (2), (3) OR (7) PROMULGATED UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A PROMULGATED UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHED (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 PROMULGATED UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 PROMULGATED UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT WITHIN THE MEANING OF
SECTION 1273(a) OF THE INTERNAL REVENUE CODE OF 1986. THE ISSUE PRICE IS $969.06 FOR EACH $1,000 OF STATED PRINCIPAL AMOUNT. THE ORIGINAL ISSUE DISCOUNT IS $30.94 FOR EACH $1,000.00 OF STATED PRINCIPAL AMOUNT. THE ISSUE DATE IS

JULY 24, 1995. THE YIELD TO MATURITY IS APPROXIMATELY 15.62% COMPOUNDED SEMIANNUALLY. ORIGINAL ISSUE DISCOUNT WILL BE ALLOCATED BASED ON ACCRUAL PERIODS ENDING ON EACH DATE ON WHICH AN INTEREST PAYMENT IS DUE AND THE 360 DAYS PER YEAR CONVENTION.

                               HARCOR ENERGY, INC.

                           14 7/8% Senior Secured Note
                                due July 15, 2002

No.                                                           $

            HARCOR ENERGY, INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to or registered assigns, the principal sum of Dollars, on July 15, 2002.

            Interest Payment Dates: January 15 and July 15 commencing January 15, 1996

            Record Dates:  January 1 and July 1

            To the extent set forth in the Security Documents (as defined in the Indenture), payment hereon is secured by a valid, perfected security interest in the Collateral (as defined in the below-mentioned Indenture), the terms of which security interests are more fully set forth in the Security Documents.

            Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

Attest:                                  HARCOR ENERGY, INC.



                                         By:
- -------------------------------------       -----------------------------------
Name:                                       Name:
Title:                                      Title:

             [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

            This is one of the Securities described in the within-mentioned Indenture.

Dated:
                                         as Trustee



                                         By
                                           ------------------------------------
                                                   Authorized Signatory

                               HARCOR ENERGY, INC.

                           14 7/8% Senior Secured Note
                                due July 15, 2002


1.    Interest.

            HARCOR ENERGY, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on January 15 and July 15 of each year (the "Interest Payment Date"), commencing January 15, 1996. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 24, 1995. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate of 2% per annum in excess of the rate shown on the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.    Method of Payment.

            The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. Notwithstanding the foregoing, the Company shall pay or cause to be paid all amounts payable with respect to Restricted Securities or non-DTC eligible Securities by wire transfer of Federal funds to the account of the Holders of such Securities.

3.    Paying Agent and Registrar.

            Initially, Texas Commerce Bank National Association will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Registrar or co-Registrar.

4.    Indenture and Guarantees.

            The Company issued the Securities under an Indenture, dated as of July 24, 1995 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. {{ 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are secured obligations of the Company limited in aggregate principal amount to $65,000,000. Payment on each Security is guaranteed on a senior basis, jointly and severally, by the Sudsidiary Guarantors pursuant to Article Twelve of the Indenture.

5.    Optional Redemption.

            The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after July 15, 1999 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on July 15 of the year set forth below, plus, in each case, accrued interest thereon to the date of redemption:

            Year                                Percentage
            ----                                ----------
            1999.............................    110.00%
            2000.............................    107.00%
            2001 and thereafter..............    100.00%

            On or prior to July 15, 1997, the Company may, at its option, redeem Securities with the net proceeds remaining following an Equity Proceeds Offer at a price equal to 110% of their aggregate principal amount plus accrued and unpaid interest thereon, if any, to the date of redemption provided, however, that at least 60% of the aggregate principle amount of securities originally issued must remain outstanding after any such redemption.

6.    Notice of Redemption.

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

            If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption.

7.    Change of Control Offer.

            Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

8.    Limitation on Disposition of Assets.

            The Company is subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount plus accrued and unpaid interest to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

9.    Denominations; Transfer; Exchange.

            The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

10.   Persons Deemed Owners.

            The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.   Unclaimed Funds.

            If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agents will repay the funds to the Company at its request subject to terms of the Indenture. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

12.   Legal Defeasance and Covenant Defeasance.

            The Company may be discharged from its obligations under the Indenture, the Security Documents and the Securities except for certain provisions thereof ("Legal Defeasance"), and may be discharged from its obligations to comply with certain covenants contained in the Indenture, the Security Documents and the Securities ("Covenant Defeasance"), in each case upon satisfaction of certain conditions specified in the Indenture.

13.   Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture, the Security Documents or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

14.   Restrictive Covenants.

            The Indenture will contain certain covenants that, among other things, limit the ability of the Company and its subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.   Defaults and Remedies.

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

16.   Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.   No Recourse Against Others.

            No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.   Authentication.

            This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19.   Abbreviations and Defined Terms.

            Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.   CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

            The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:
HarCor Energy, Inc., Five Post Oak Park, Suite 2220, 4400 Oak Park, Houston, Texas 77027-3413, Attn: Chief Financial Officer.

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                    GUARANTEE


            The Subsidiary Guarantors (as defined in the Indenture (the "Indenture") referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor person under the Indenture) have unconditionally guaranteed on a senior basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Twelve of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            No stockholder, officer, director or incorporator, as such, past, present or future, of any Subsidiary Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

            The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.


                                         SUBSIDIARY GUARANTORS:

                                         WARRIOR


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

Attest:
       ------------------------------

                                         HTAC INVESTMENTS, INC.


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title

Attest:
       -------------------------------

                                 ASSIGNMENT FORM


I or we assign and transfer this Security to

_______________________________________________________________________________

_______________________________________________________________________________
(Print or type name, address and zip code of assignee)

_______________________________________________________________________________
(Insert Social Security or other identifying number of assignee)

and irrevocably appoint _______________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

            In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) July 24, 1998, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                 [Check One]

/ / (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

/ / (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.


Dated: ________________________         Signed: _______________________________
                                                (Sign exactly as
                                                name appears on the
                                                other side of this
                                                Security)


Signature Guarantee:      _____________________________________________________
                          Participant in a recognized Signature Guarantee
                          Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)


           TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: __________________               _______________________________________
                                        NOTICE:  To be executed by
                                                 an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


            If you want to elect to have this Security purchased by the Company pursuant to Sections 4.16, 4.17, 4.20 or 4.21 of the Indenture, check the appropriate box:

Section 4.16 / /      Section 4.17 / /
Section 4.20 / /      Section 4.21 / /

            If you want to elect to have only part of this Security purchased by the Company pursuant to Sections 4.16, 4.17, 4.20 or 4.21 of the Indenture, state the amount:
$


Date:________________________________   Your Signature:________________________
                                                       (Sign exactly as
                                                       your name appears
                                                       on the other side
                                                       of this Security)


Signature Guarantee:  _________________________________________________________
                      Participant in a recognized Signature Guarantee
                      Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                    EXHIBIT A-2


                           [FORM OF SERIES B SECURITY]


THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT WITHIN THE MEANING OF
SECTION 1273(a) OF THE INTERNAL REVENUE CODE OF 1986. THE ISSUE PRICE IS $969.06 FOR EACH $1,000 OF STATED PRINCIPAL AMOUNT. THE ORIGINAL ISSUE DISCOUNT IS $30.94 FOR EACH $1,000.00 OF STATED PRINCIPAL AMOUNT. THE ISSUE DATE IS JULY 24, 1995. THE YIELD TO MATURITY IS APPROXIMATELY 15.62% COMPOUNDED SEMIANNUALLY. ORIGINAL ISSUE DISCOUNT WILL BE ALLOCATED BASED ON ACCRUAL PERIODS ENDING ON EACH DATE ON WHICH AN INTEREST PAYMENT IS DUE AND THE 360 DAYS PER YEAR CONVENTION.


                               HARCOR ENERGY, INC.

                           14 7/8% Senior Secured Note
                                due July 15, 2002

No.                                                           $

            HARCOR ENERGY, INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to or registered assigns, the principal sum of Dollars, on July 15, 2002.

            Interest Payment Dates: January 15 and July 15 commencing January 15, 1996

            Record Dates:  January 1 and July 1

            To the extent set forth in the Security Documents (as defined in the Indenture), payment hereon is secured, on an equal and ratable basis with all other Securities by a valid, perfected security interest in the Collateral (as defined in the below-mentioned Indenture), the terms of which security interests are more fully set forth in the Security Documents.

            Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.


Dated:

Attest:                                  HARCOR ENERGY, INC.


                                         By:
- -------------------------------------       -----------------------------------
Name:                                       Name:
Title:                                      Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

            This is one of the Securities described in the within-mentioned Indenture.

Dated:
                                         as Trustee


                                         By
                                           ------------------------------------
                                                   Authorized Signatory

                               HARCOR ENERGY, INC.

                           14 7/8% Senior Secured Note
                                due July 15, 2002


1.    Interest.

            HARCOR ENERGY, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on January 15 and July 15 of each year (the "Interest Payment Date"), commencing January 15, 1996. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 24, 1995. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate of 2% per annum in excess of the rate shown on the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.    Method of Payment.

            The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company shall deliver any such interest payment to the Paying Agent.

3.    Paying Agent and Registrar.

            Initially, Texas Commerce Bank National Association will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.    Indenture and Guarantees.

            The Company issued the Securities under an Indenture, dated as of July 24, 1995 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. {{ 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are secured obligations of the Company limited in aggregate principal amount to $65,000,000. Payment on each Security is guaranteed on a senior basis, jointly and severally, by the Sudsidiary Guarantors pursuant to Article Twelve of the Indenture.

5.    Optional Redemption.

            The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after July 15, 1999 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on July 15 of the year set forth below, plus, in each case, accrued interest thereon to the date of redemption:

            Year                                 Percentage
            ----                                 ----------
            1999.............................       110.00%
            2000.............................       107.00%
            2001 and thereafter..............       100.00%

            On or prior to July 15, 1997, the Company may, at its option, redeem Securities with the net proceeds remaining following an Equity Proceeds Offer at a price equal to 110% of their aggregate principal amount plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that at least 60% of the aggregate principle amount of securities originally issued must remain outstanding after any such redemption.

6.    Notice of Redemption.

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

            If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption.

7.    Change of Control Offer.

            Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

8.    Limitation on Disposition of Assets.

            The Company is subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount plus accrued and unpaid interest to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

9.    Denominations; Transfer; Exchange.

            The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

10.   Persons Deemed Owners.

            The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.   Unclaimed Funds.

            If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agents will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

12.   Legal Defeasance and Covenant Defeasance.

            The Company may be discharged from its obligations under the Indenture, the Security Documents and the Securities except for certain provisions thereof ("Legal Defeasance"), and may be discharged from its obligations to comply with certain covenants contained in the Indenture, the Security Documents and the Securities ("Covenant Defeasance"), in each case upon satisfaction of certain conditions specified in the Indenture.

13.   Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture, the Security Documents or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

14.   Restrictive Covenants.

            The Indenture will contain certain covenants that, among other things, limit the ability of the Company and its subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.   Defaults and Remedies.

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

16.   Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.   No Recourse Against Others.

            No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.   Authentication.

            This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19.   Abbreviations and Defined Terms.

            Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.   CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

            The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:
HarCor Energy, Inc., Five Post Oak Park, Suite 2220, 4400 Oak Park, Houston, Texas 77027-3413, Attn: Chief Financial Officer.

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                    GUARANTEE


            The Subsidiary Guarantors (as defined in the Indenture (the "Indenture") referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor person under the Indenture) have unconditionally guaranteed on a senior basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Twelve of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            No stockholder, officer, director or incorporator, as such, past, present or future, of any Subsidiary Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

            The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.


                                         SUBSIDIARY GUARANTORS:

                                         WARRIOR, INC.


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

Attest:
        -----------------------------

                                         HTAC INVESTMENTS, INC.


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title

Attest:
       -------------------------------

                                 ASSIGNMENT FORM


I or we assign and transfer this Security to

_______________________________________________________________________________

_______________________________________________________________________________
(Print or type name, address and zip code of assignee)

_______________________________________________________________________________
(Insert Social Security or other identifying number of assignee)

and irrevocably appoint _______________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Dated: __________________                 Signed: ____________________
                                                  (Sign exactly as
                                                  name appears on the
                                                  other side of this
                                                  Security)


Signature Guarantee:  _________________________________________________________
                      Participant in a recognized Signature Guarantee
                      Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


            If you want to elect to have this Security purchased by the Company pursuant to Sections 4.16, 4.17, 4.20 or 4.21 of the Indenture, check the appropriate box:

Section 4.16 / /      Section 4.17 / /
Section 4.20 / /      Section 4.21 / /

            If you want to elect to have only part of this Security purchased by the Company pursuant to Sections 4.16, 4.17, 4.20 or 4.21 of the Indenture, state the amount: $


Date: _____________________________ Your Signature: ___________________________
                                                    (Sign exactly as
                                                    your name appears
                                                    on the other side
                                                    of this Security)


Signature Guarantee:  _________________________________________________________
                      Participant in a recognized Signature Guarantee
                      Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                      EXHIBIT B


                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

            Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

            THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                      EXHIBIT C


                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES


Re: 14 7/8% Senior Secured Notes due 2002, (the "Securities") of Harcor
            Energy, Inc.

            This Certificate relates to ____ Securities held in* ___ book-entry or* _______ certificated form by ______ (the "Transferor").

The Transferor:*

      / /   has requested that the Registrar by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

      / /   has requested that the Registrar by written order to exchange or register the transfer of a Security or Securities.

            In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of this Securities does not require registration under the Securities Act of 1933, as amended (the "Act") because[*]:

      / /   Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16(a)(y)(A) or Section 2.16(d)(i)(A) of the
Indenture).

      / /   Such Security is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Act), in reliance on Rule 144A or in accordance with Regulation S under the Act.

      / /   Such Security is being transferred in accordance with Rule 144 under the Act.

      / /   Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act, other than Rule 144A or Rule 144 or Regulation S under the Act. An opinion of counsel to the effect that such transfer does not require registration under the Act accompanies this Certificate.


                                         --------------------------------------
                                         [INSERT NAME OF TRANSFEROR]

                                         By:
                                            -----------------------------------

Date:
     --------------
     *Check applicable box.

                                                                      EXHIBIT D


                       Transferee Letter of Representation

Harcor Energy, Inc.
Five Post Oak Park
4400 Post Oak Parkway
Suite 2220
Houston, Texas  77027-3413

Ladies and Gentlemen:

            In connection with our proposed purchase of 14 7/8% Senior Secured Notes due 2002, (the "Securities") of Harcor Energy, Inc. (the "Company") we confirm that:

            1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities, or any predecessor thereto (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Securities are eligible for resale pursuant to Rule 144A, under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing for his own account or for the account of such an institutional "accredited investor," or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the registrar under the Indenture pursuant to which the Securities were issued (the "Registrar") which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. The Registrar and the Company reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (e) or (f) above to require the delivery of a written opinion of counsel, certifications, and or other information satisfactory to the Company and the Registrar.

            2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

            3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

            4. You and your counsel are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                         Very truly yours,


                                         --------------------------------------
                                         (Name of Purchaser)


                                         By:
                                            -----------------------------------

                                         Date:
                                              ---------------------------------

            Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:


Name:
     ------------------------------

Address:
        ---------------------------

Taxpayer ID Number:
                   ----------------

                                                                      EXHIBIT E



                                                                CUSIP NO. _____


                               HarCor Energy, Inc.

                                  65,000 Units

                                  consisting of

                      14 7/8% Senior Secured Notes due 2002

                                       and

                   Warrants to Purchase Shares of Common Stock


THIS GLOBAL UNIT IS COMPRISED OF THE ATTACHED GLOBAL NOTE AND GLOBAL WARRANT.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A)(1), (2), (3) OR (7) PROMULGATED UNDER THE SECURITIES
ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO HARCOR ENERGY, INC. (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A PROMULGATED UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHED (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE AND THE WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 PROMULGATED UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 PROMULGATED

UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE, THE WARRANT AGENT AND THE COMPANY SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND THE WARRANT AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND THE WARRANT AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.